                                                                    Exhibit 99.3

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                      among

                         HIDARY GROUP ACQUISITIONS, LLC,

                         HIDARY GROUP ACQUISITIONS, INC.

                                       and

                             EVERLAST WORLDWIDE INC.

                            Dated as of June 1, 2007

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01    Definitions..................................................1

                                   ARTICLE II

                                   THE MERGER

                                   ARTICLE III

              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                                       i

SECTION 4.07    SEC Filings; Financial Statements; Undisclosed Liabilities..18

                                    ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                                       ii

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01    Conduct of Business by the Company Pending the Merger.......40

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                                      iii

                                   ARTICLE IX

                        TERMINATION, AMENDMENT and WAIVER

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01   Non-Survival of Representations, Warranties and Agreements..58

                                       iv

      AGREEMENT AND PLAN OF MERGER, dated as of June 1, 2007 (this "Agreement"), among HIDARY GROUP ACQUISITIONS, LLC, a Delaware limited liability company
("Parent"), HIDARY GROUP ACQUISITIONS, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and EVERLAST WORLDWIDE INC., a
Delaware corporation (the "Company").

      WHEREAS, the governing body of Parent and the Boards of Directors of
Merger Sub and the Company have each determined that it is in the best interests of their respective members or stockholders to consummate the merger (the
"Merger"), upon the terms and subject to the conditions of this Agreement, of
Merger Sub with and into the Company in accordance with, as applicable, the
General Corporation Law of the State of Delaware (the "DGCL") and the Delaware
Limited Liability Company Act (6 Del.C. ss.18-101, et seq.), and such governing body and Boards of Directors have approved this Agreement and declared its advisability (and, in the case of the Board of Directors of the Company (the
"Board"), have recommended that this Agreement be adopted by the Company's stockholders);

      WHEREAS, upon consummation of the Merger, each issued and outstanding share of common stock, par value $0.002 per share, of the Company (the "Company
Common Stock"), will be converted into the right to receive $26.50 per share in cash, upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                SECTION 1.01  DEFINITIONS.  For purposes of this Agreement:

      "Acceptable Confidentiality Agreement" means a confidentiality and standstill agreement that contains provisions that are no less favorable to the
Company than those contained in the Confidentiality Agreement and that shall not contain any exclusivity provision in favor of the counterparty thereto or any provision having the effect of prohibiting the Company from satisfying its obligations under this Agreement.

      "Acquisition Proposal" means any inquiry, offer or proposal (other than from Parent or Merger Sub or their respective Affiliates) concerning any (a)
merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of the
Subsidiaries, (b) direct or indirect sale, lease, pledge or other disposition of assets or business of the Company and the Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and the
Subsidiaries, in a single transaction or a series of transactions, (c) issuance, sale or other disposition by the Company to any person or group (other than
Parent or Merger Sub or any of their respective Affiliates) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, or (d) transaction or series of transactions in which any person or group (other than Parent and Merger Sub or their respective Affiliates)
acquires beneficial ownership, or the right to acquire beneficial ownership, of
20% or more of any class or series of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) of the Company or any of the Subsidiaries. Notwithstanding the
forgoing, with respect to the payment of the Termination Fee pursuant to Section
9.03, an Acquisition Proposal shall not include the sale of shares of Company
Common Stock pursuant to the Secondary Offering.

      "Action" means any action, charge, claim, demand, complaint, arbitration, audit, hearing, notice of violation, investigation, litigation, suit or other proceeding (whether civil, criminal, administrative, investigative or informal).

      "Affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

      "beneficial owner" has the meaning ascribed to such term under Rule
13d-3(a) of the Exchange Act.

      "business day" means any day on which the principal offices of the SEC in
Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York City.

      "Company Reference Balance Sheet" means the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2006 contained in its Form 10-K, filed with the SEC on March 22, 2007.

      "contract" means any agreement, contract, lease, mortgage, power of attorney, evidence of indebtedness, letter of credit, undertaking, covenant not to compete, license, instrument, obligation, commitment, understanding, policy, purchase or sales order, quotation or other commitment, whether oral or written, express or implied.

      "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

      "Effective Time" means the date and time at which the Merger becomes effective.

      "Encumbrance" means any charge, claim, community property interest, condition, easement, covenant, warrant, demand, encumbrance, equitable interest, lien, mortgage, option, purchase right, pledge, security interest, right of first refusal or other right of third parties or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

      "Environmental Laws" means Laws relating to, or establishing standards of conduct for, human health and safety, worker health and safety, Hazardous
Substances, or injury to or pollution or protection of the environment or natural resources, including air, land, soil, surface waters, ground waters, stream and river sediments and biota.

      "Environmental Liabilities" means any claims, judgments, damages
(including punitive damages), losses, penalties, fines, liabilities,
Encumbrances, violations, costs, and expenses (including attorneys' and consultants' fees) that (a) are incurred as a result of (i) the existence or alleged existence of Hazardous Substances in, on, under, at or emanating from any Property, (ii) the off-site transportation, treatment, storage or disposal of Hazardous Substances, or (iii) the violation of or non-compliance with or alleged violation of or non-compliance with any Environmental Law, or (b) arise under the Environmental Laws.

      "Equity Interest" means (a) with respect to a corporation, any and all classes or series of shares of capital stock, (b) with respect to a partnership, limited liability company, trust or similar person, any and all classes or series of units, interests or other partnership/limited liability company interests and (c) with respect to any other person, any other security representing any direct equity ownership or participation in such person.

      "Governmental Authority" means any United States federal, state, provincial, supranational, county or local or any foreign government, governmental, regulatory or administrative authority, agency, self-regulatory body, instrumentality or commission, and any court, tribunal, or judicial or arbitral body (including private bodies) and any political or other subdivision, department or branch of any of the foregoing.

      "Hazardous Substances" means any chemicals, materials or substances, including without limitation, any petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, pesticides regulated under Environmental
Laws or defined as or included in the definition of "hazardous substances,"
"hazardous wastes," "extremely hazardous substances," "hazardous materials,"
"hazardous constituents," "toxic substances," "pollutants," "contaminants," or any similar denomination intended to classify or regulate such chemicals, materials or substances by reason of their toxicity, carcinogenicity, ignitability, corrosivity or reactivity or other characteristics under any
Environmental Law.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "Intellectual Property" means (a) United States, international, and foreign patents and patent applications, including divisionals, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof and counterparts claiming priority therefrom; utility models; invention disclosures;
and statutory invention registrations and certificates; (b) United States and foreign registered, pending, and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, domain names, Internet sites and web pages; and registrations and applications for registration for any of the foregoing, together with all of the goodwill associated therewith; (c) United States and foreign registered and unregistered copyrights, and registrations and applications for registration thereof; rights of publicity; and copyrightable works; (d) all inventions and design rights

(whether patentable or unpatentable) and all categories of trade secrets as defined in the Uniform Trade Secrets Act including, business, technical and financial information; and (e) confidential and proprietary information, including know-how.

      "knowledge" means the actual knowledge of one or more of the executive officers of the Company after due inquiry.

      "Laws" means any foreign, federal, state or local statute, law (including common law), rule, ordinance, code or regulation, any Order, and any regulation, rule, interpretation, guidance, directive, policy statement or opinion of any
Governmental Authority.

      "liability" means any liability of any kind whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether or not reflected or required by GAAP to be reflected on the Company Reference Balance Sheet).

      "Material Adverse Effect" means any change, event, violation, inaccuracy, circumstance, occurrence, development or effect (any such item, an "Effect"), individually or when taken together with all other Effects, that is, or would reasonably be expected to be, materially adverse to (a) the properties, assets, liabilities, business, financial condition or results of operations of the
Company and the Subsidiaries, taken as a whole or (b) the ability of the Company to perform any of its obligations under this Agreement or timely consummate any of the Transactions, except in each case for any such Effect resulting from or arising out of (i) acts of war or terrorism; (ii) any changes in interest rates or general economic or political conditions in the United States of America or foreign countries in general or U.S. or foreign financial, banking or securities markets; (iii) any change in conditions generally affecting the sporting goods industry; or (iv) any change in or interpretations of (A) GAAP or (B) any Law, in each case, applicable to the Company (except in the case of clauses (ii),
(iii) and (iv), if the Effect materially disproportionately affects the properties, assets, liabilities, business, financial condition, or results of operations of the Company and the Subsidiaries, taken as a whole relative to other for profit industry participants).

      "Order" means any award, writ, stipulation, determination, decision, injunction, judgment, order, decree, ruling, subpoena or verdict entered, issued, made or rendered by, or any contract with, any Governmental Authority.

      "ordinary course of business" means the ordinary course of business of the
Company and the Subsidiaries consistent with past practice.

      "Permits" means all Orders and all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates and approvals of any Governmental Authority.

      "Permitted Encumbrances" means:

                        (i) statutory liens for Taxes, assessments and
governmental charges or levies imposed upon the Company or one of the
Subsidiaries not yet due and payable or that are being contested in good faith by appropriate proceedings (provided such contests do not exceed $1,000,000 in the aggregate) for which reserves have been established on the most recent financial statements included in the SEC Reports filed prior to the date hereof,

                        (ii) mechanics', materialmen's or similar statutory
liens for amounts not yet due or being diligently contested in good faith in appropriate proceedings,

                        (iii) pledges or deposits to secure obligations under
workers' compensation laws or similar legislation or to secure public or statutory obligations,

                        (iv) zoning, entitlement and other land use
regulations by Governmental Authorities that do not, individually or in the aggregate, materially impair the continued use of the Property to which they relate,

                        (v) easements, survey exceptions, leases, subleases
and other occupancy contracts, reciprocal easements, restrictions and other customary encumbrances on title to real property (other than capital leases and leases underlying sale leaseback transactions), that do not, individually or in the aggregate, materially impair the continued use of the Real Property to which they relate,

                        (vi) as to any Leased Real Property, Encumbrances
affecting the interest of the lessor thereof provided that such Encumbrances do not individually or in the aggregate materially impair the continued use of the
Leased Real Property to which they relate, and

                        (vii) liens relating to any indebtedness for
borrowed money identified on Section 1.01 of the Company Disclosure Letter.

      "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person"
as defined in Section 13(d)(3) of the Exchange Act), trust, association,
Governmental Authority or other entity.

      "Property" means any real property currently or formerly owned, leased, operated or managed by the Company or any of its past or present Subsidiaries.

      "Secondary Offering" means the Company's proposed public offering of
Company Common Stock described in its Form 8-K, filed with the SEC on March 22,
2007.

      "Shares" means the shares of Company Common Stock outstanding immediately prior to the Effective Time.

      "subsidiary" means any person with respect to which a specified person directly or indirectly (a) owns a majority of the Equity Interests, (b) has the power to elect a majority of that person's board of directors or similar governing body, or (c) otherwise has the power, directly or indirectly, to direct the business and policies of that person.

      "Subsidiary" means any subsidiary of the Company.

      "Superior Proposal" means any bona fide binding written Acquisition
Proposal not obtained in violation of Section 7.03 that the Board determines in its good faith judgment (after receiving the advice of its financial advisor and after taking into account all appropriate legal (with the advice of outside counsel) and financial (including the financing terms thereof) are more favorable to the Company's stockholders (in their capacity as such) from a financial point of view than this Agreement (considering any changes to this
Agreement proposed by Parent in response thereto) and which the Board determines in good faith is reasonably capable of being consummated on the terms set forth therein; provided that for purposes of the definition of "Superior Proposal", the references to "20% or more" in the definition of Acquisition Proposal shall be deemed to be references to "a majority" and the definition of Acquisition
Proposal shall only refer to a transaction or series of transactions (x)
directly involving the Company (and not exclusively its Subsidiaries) or (y)
involving a sale or transfer of all or substantially all of the assets of the
Company and its Subsidiaries, taken as a whole.

      "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or other taxing authority, including: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, Equity Interests, payroll, employment, social security, workers' compensation, unemployment compensation or net worth;
taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

The following terms have the respective meanings set forth in the Sections set forth below:

        Defined Term                              Location of Definition
        ------------                              ----------------------
        Agreement                                       Preamble
        Award Payment                                   ss. 3.04(b)
        Board                                           Recitals
        Certificate of Merger                           ss. 2.03
        Certificates                                    ss. 3.02(b)
        Closing                                         ss. 2.02
        Code                                            ss. 4.10(a)
        Commitment Letters                              ss. 5.07
        Company                                         Preamble
        Company Board Approval                          ss. 4.04(b)
        Company Class A Stock                           ss. 4.03(a)
        Company Common Stock                            Recitals
        Company Disclosure Letter                       ss. 4.01(a)
        Company Intellectual Property                   ss. 4.15 (a)
        Company Preferred Stock                         ss. 4.03(a)
        Company Restricted Share                        ss. 3.04(a)
        Company Stock Award                             ss. 3.04(a)
        Company Stock Award Plans                       ss. 3.04(a)

        Confidentiality Agreement                       ss. 7.02(c)
        D&O Insurance                                   ss. 7.04(b)
        Debt Commitment Letters                         ss. 5.07
        DGCL                                            Recitals
        Dissenting Shares                               ss. 3.05
        Employees                                       ss. 4.11(b)
        Employment Laws                                 ss. 4.11(b)
        Environmental Permits                           ss. 4.06(a)
        Equity Commitment Letters                       ss. 5.07
        ERISA                                           ss. 4.10(a)
        ERISA Affiliate                                 ss. 4.10(a)
        Exchange Act                                    ss. 4.05(b)
        Excluded Party                                  ss. 7.03(b)
        Existing Title Policies                         ss. 4.13(e)
        Financing                                       ss. 5.07
        First Debt Letter                               ss. 5.07
        GAAP                                            ss. 4.07(b)
        Go-Shop Period End Date                         ss. 7.03(a)
        Indemnified Parties                             ss. 7.04(a)
        IRS                                             ss. 4.10(a)
        Leased Real Property                            ss. 4.13(a)
        Licensed Intellectual Property                  ss. 4.15(a)
        Merger                                          Recitals
        Merger Consideration                            ss. 3.01(a)
        Merger Sub                                      Preamble
        Multiemployer Plan                              ss. 4.10(c)
        NASDAQ                                          ss. 4.05(b)
        Notice Period                                   ss. 7.03(d)
        Outside Date                                    ss. 9.01(b)
        Owned Real Property                             ss. 4.13(a)
        Parent                                          Preamble
        Parent Termination Fee                          ss. 9.03(f)
        Paying Agent                                    ss. 3.02(a)
        Payment Fund                                    ss. 3.02(a)
        Plans                                           ss. 4.10(a)
        Policies                                        ss. 4.19(a)
        Proxy Statement                                 ss. 7.01(b)
        Real Property                                   ss. 4.13(a)
        Representatives                                 ss. 7.02(a)
        Requisite Stockholder Vote                      ss. 4.04(a)
        Rights                                          ss. 4.03(b)(iii)
        Sarbanes-Oxley Act                              ss. 4.07(d)
        SEC                                             ss. 4.05(b)
        Second Debt Letter                              ss. 5.07
        SEC Reports                                     ss. 4.07(a)
        Section 262                                     ss. 3.05

        Securities Act                                  ss. 4.07(a)
        Solicited Person                                ss. 7.03(a)
        Surviving Corporation                           ss. 2.01
        Takeover Law                                    ss. 4.04(c)
        Tax Returns                                     ss. 4.16(a)
        Tenant Leases                                   ss. 4.13(a)
        Terminating Company Breach                      ss. 9.01(e)
        Terminating Parent Breach                       ss. 9.01(f)
        Termination Date                                ss. 9.01
        Termination Expenses                            ss. 9.03(d)
        Termination Fee                                 ss. 9.03(c)
        Third Debt Letter                               ss. 5.07
        Transaction Costs                               ss. 9.03(a)
        Transactions                                    ss. 4.04(a)
        2000 Stock Plan                                 ss. 3.04(a)(i)

                                   ARTICLE II

                                   THE MERGER

                SECTION 2.01 THE MERGER. Upon the terms of this Agreement and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, and in accordance with the DGCL, at the Effective Time,
(a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall cease and (c) the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                SECTION 2.02 CLOSING. Unless this Agreement shall have been terminated in accordance with Section 9.01, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger
(the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be not later than the second business day after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those that by their terms are to be satisfied or waived at the Closing), at the offices of Proskauer Rose LLP, 1585 Broadway,
New York, NY 10036, unless another time, date or place is agreed to in writing by Parent and the Company.

                SECTION 2.03 EFFECTIVE TIME. At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the
"Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger.

                SECTION 2.04 EFFECT OF THE MERGER. At the Effective Time, the
effect of the Merger shall be as provided in Section 259 and the other applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                SECTION 2.05  CERTIFICATE OF INCORPORATION; BY-LAWS.  At the
Effective Time,

                  (a) the Certificate of Incorporation of the Company, as in
effect immediately prior to the Effective Time, shall be amended to be in the form of Exhibit A and as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by applicable Law; and

                  (b) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable Law, the Certificate of
Incorporation of the Surviving Corporation and such by-laws.

                SECTION 2.06 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the
Surviving Corporation, each to hold office in accordance with the Certificate of
Incorporation and by-laws of the Surviving Corporation, and the individuals listed on Schedule 2.06 shall be the initial officers of the Surviving
Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                SECTION 3.01 CONVERSION OF SECURITIES. At the Effective Time, by
virtue of the Merger and without any action on the part of Merger Sub, the
Company or the holders of any of the following securities:

                  (a) Conversion of Company Common Stock. Each Share (including
Company Restricted Shares, but other than any Shares to be canceled pursuant to
Section 3.01(b), Shares owned by any direct or indirect wholly owned Subsidiary and any Dissenting Shares) shall be canceled and converted automatically into the right to receive $26.50 in cash (the "Merger Consideration") payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 3.02, of the Certificate that formerly evidenced such Share.

                  (b) Cancellation of Treasury Stock and Parent-Owned Stock.
Each Share held in the treasury of the Company and each Share owned by Merger
Sub, Parent or any direct or indirect wholly owned subsidiary of Parent shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

                  (c) Equity Interests of Merger Sub. Each share of common
stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                SECTION 3.02 SURRENDER OF CERTIFICATES.

                  (a) Prior to the Effective Time, Parent shall (i) appoint a bank or trust company reasonably acceptable to the Company (the "Paying Agent"), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent for the payment of the Merger
Consideration in accordance with this Article III. At the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying
Agent, for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section
3.01(a) (the "Payment Fund"). Except as contemplated by Section 3.02(d), the
Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided, that, such investments shall be in obligations of or guaranteed by the United States of
America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard &
Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase contracts with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any profit or loss resulting from, or interest and other income produced by, such investments shall be for the account of Parent.

                  (b) Payment Procedures. Promptly after the Effective Time,
Parent shall cause the Paying Agent to mail to each person who was, at the
Effective Time, a holder of record of Shares entitled to receive the Merger
Consideration pursuant to Section 3.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the
"Certificates") shall pass, only upon proper delivery of the Certificates to the
Paying Agent) and (ii) instructions for use in effecting the surrender of the
Certificates in exchange for the Merger Consideration. Upon surrender to the
Paying Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate representing such Shares shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or established to the reasonable satisfaction of the
Surviving Corporation that such Taxes either have been paid or are not applicable. Until surrendered as contemplated by this Section 3.02, each
Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which

                                       10

the holder of such Certificate is entitled pursuant to this Article III. No interest shall be paid or will accrue on any cash payable to holders of
Certificates pursuant to the provisions of this Article III.

                  (c) No Further Rights. From and after the Effective Time,
holders of Certificates shall cease to have any rights as stockholders of the
Company, except as provided in this Agreement or by applicable Law.

                  (d) Termination of Payment Fund. Any portion of the Payment
Fund that remains undistributed to the holders of Shares nine months after the
Effective Time shall be delivered to Parent, upon demand, and any holders of
Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration. Any portion of the Payment Fund remaining unclaimed by holders of Shares as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or other Encumbrance of any person previously entitled thereto.

                  (e) No Liability. None of the Paying Agent, Merger Sub, Parent
or the Surviving Corporation shall be liable to any holder of Shares or any other person for any such Shares (or dividends or distributions with respect thereto) or cash or other consideration delivered to a public official pursuant to any abandoned property, escheat or other Law.

                  (f) Withholding Rights. Each of the Paying Agent, the
Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payment under all applicable Laws. To the extent that amounts are so withheld by the Paying Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

                  (g) Lost Certificates. If any Certificate shall have been
lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed
Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 3.01(a).

                SECTION 3.03 STOCK TRANSFER BOOKS. At the Effective Time, the
stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company.
From and after the Effective Time, the holders of Shares or Certificates shall cease to have any rights with respect to such Shares, or in the case of
Certificates, the Shares evidenced thereby, except as otherwise provided in this
Agreement or by applicable Law. On or after the Effective Time, any Certificates presented to the Paying Agent, the Surviving Corporation or Parent for any
reason shall be canceled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 3.01(a).

                                       11

                SECTION 3.04  EMPLOYEE EQUITY AWARDS; WARRANTS.

                  (a) Prior to the Effective Time, the Company shall take all necessary action (which action shall be effective as of the Effective Time), including using commercially reasonable efforts to obtain the consent of the individual award holders and the adoption of Board resolutions, if necessary, to:

                        (i)   terminate Everlast Worldwide Inc. 2000 Stock
Option and Restricted Stock Plan, as amended (the "2000 Stock Plan"), the 2005
Non-Employee Director Stock Option Plan, the 1995 Non-Employee Director Stock
Option Plan, 1993 Stock Option Plan and any stock options granted outside of a formal plan, in each case as amended through the date of this Agreement
(collectively, the "Company Stock Award Plans"),

                        (ii) provide that each outstanding option to
purchase shares of Company Common Stock (each, a "Company Stock Award") granted under the Company Stock Award Plans shall become fully vested, to the extent not already vested, subject to, and conditioned upon, the closing of the Merger,

                        (iii) cause any Company Stock Award that is not
exchanged as provided in Section 3.04(b) to be cancelled as of the Effective
Time,

                        (iv) provide that each Share subject to vesting or
other forfeiture conditions or repurchase by the Company (each, a "Company
Restricted Share") granted under the Company Stock Award Plans shall become fully vested and shall be converted into the right to receive the Merger
Consideration in accordance with Section 3.01(a), subject to any applicable federal, state and local Tax withholding requirements.

                  (b) Each holder of a Company Stock Award that is outstanding and unexercised as of the Effective Time and has an exercise price per Share that is less than the per share Merger Consideration shall (subject to the provisions of this Section 3.04) be paid by the Surviving Corporation, in exchange for the cancellation of such Company Stock Award, an amount in cash
(subject to any applicable withholding Taxes) equal to the product of (i) the difference between the Merger Consideration and the applicable exercise price of such Company Stock Award, and (ii) the aggregate number of shares of Company
Common Stock issuable upon exercise of such Company Stock Award (the "Award
Payment"). Except as otherwise expressly provided for in any agreement between the Company and any such holder, the Surviving Corporation or the Paying Agent shall make the Award Payments promptly after the Effective Time. Any such payments shall be subject to all applicable federal, state and local Tax withholding requirements.

                  (c) The Company shall promptly deliver to Parent (but in no event later than the Effective Time) true and complete copies of all documentation relating to or arising from the termination of the Company Stock
Award Plans or other actions required to be taken pursuant to this Section 3.04.

                                       12

                  (d) The Company shall take all necessary action to approve the disposition of the Company Stock Awards in connection with the transactions contemplated by this Agreement to the extent necessary to exempt such dispositions under Rule 16b-3 of the Exchange Act.

                SECTION 3.05 DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL,
Shares held by any stockholder entitled to demand and who properly demands the appraisal for such Shares (the "Dissenting Shares") pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL
("Section 262") shall not be converted into, or represent the right to receive, the Merger Consideration. Any such stockholder shall instead be entitled to receive payment of the fair value of such stockholder's Dissenting Shares in accordance with the provisions of Section 262; provided, that, all Dissenting
Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn or lost such stockholder's rights to appraisal of such
Shares under Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender in the manner provided in Section 3.02 of the Certificate or Certificates that formerly evidenced such Shares. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common
Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not settle, make any payments with respect to, or offer to settle, any claim with respect to Dissenting Shares without the prior written consent of Parent.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      As an inducement to Parent and Merger Sub to enter into this Agreement, the Company hereby represents and warrants to Parent and Merger Sub that:

                SECTION 4.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Each of the Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not be reasonably expected to have a Material Adverse Effect. Each such jurisdiction is listed in Section 4.01(a) of the disclosure letter delivered by the Company to
Parent on the date of the execution of this Agreement (the "Company Disclosure
Letter").

                  (b) Section 4.01(b) of the Company Disclosure Letter contains a true and complete list of each Subsidiary, together with the jurisdiction of incorporation or formation of each Subsidiary. The outstanding Equity Interests of each of the Subsidiaries are all duly and validly authorized and issued,

                                       13

fully paid and nonassessable. Except as set forth in Section 4.01(b) of the
Company Disclosure Letter, (i) the Company and/or one or more of the
Subsidiaries is the record and beneficial owner of all of the outstanding Equity
Interests and other securities of each Subsidiary, free and clear of all Taxes and Encumbrances and (ii) neither the Company nor any Subsidiary directly or indirectly owns any Equity Interest in, or any interest convertible into or exchangeable or exercisable for any Equity Interests in, any person.

                SECTION 4.02 CERTIFICATE OF INCORPORATION AND BY-LAWS. The
Company has heretofore made available to Parent a complete and correct copy of the certificate of incorporation and the by-laws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary. Such
Certificates of Incorporation, by-laws or equivalent organizational documents are in full force and effect.

                SECTION 4.03  CAPITALIZATION.

                  (a) The authorized Equity Interests of the Company consists of
19,000,000 shares of Company Common Stock, 100,000 shares of Class A Common
Stock, par value $0.01 per share (the "Company Class A Stock") and 1,000,000 shares of Preferred Stock, par value $0.01 per share ("Company Preferred
Stock"). As of June 1, 2007,

                        (i) 4,077,357 shares of Company Common Stock were
issued and outstanding, all of which were validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights,

                        (ii) 174,000 shares of Company Common Stock were
held in the treasury of the Company,

                        (iii) no shares of Company Common Stock were held by
the Subsidiaries,

                        (iv) 742,870 shares of Company Common Stock were
issuable upon exercise of outstanding stock options granted pursuant to the
Company Stock Award Plans,

                        (v) 100,000 shares of Company Common Stock were
issuable upon the exercise of a warrant,

                        (vi) no shares of Company Class A Stock were issued
and outstanding; and

                        (vii) no shares of Company Preferred Stock were
issued and outstanding.

                  (b) Except as set forth in Section 4.03(a), there are no

                        (i) outstanding Equity Interests in the Company or
securities exercisable or exchangeable for or convertible into any Equity
Interests of the Company or any Subsidiary and no such securities are reserved for issuance and there is no obligation to authorize, issue or sell any such securities.

                                       14

                        (ii) outstanding options, warrants, rights or
contracts relating to the issued or unissued Equity Interests of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any
Equity Interests in the Company or any Subsidiary or obligations of the Company or any Subsidiary to issue or sell any such options, warrants or rights or enter into such contracts,

                        (iii) outstanding stock appreciation rights, stock
awards, restricted stock, restricted stock awards, performance units, phantom stock, profit participation or similar rights with respect to the Company, any
Subsidiary or any of their respective Equity Interests (collectively, "Rights")
or obligation of the Company or any Subsidiary to issue or sell any such Right,
or

                        (iv) voting trusts, proxies or other contracts with
respect to the voting of any Equity Interests of the Company or any Subsidiary
or giving any person any rights with respect to any future issuance of securities by the Company or any Subsidiary.

                  (c) All shares of Company Common Stock subject to issuance under the Company Stock Award Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding contractual obligations of the
Company or any Subsidiary to repurchase, redeem or otherwise acquire any Equity
Interests of the Company or any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any
Subsidiary or any other person.

                  (d) The Company has not adopted a stockholder rights plan. The
Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable or exchangeable for securities having the right to vote or other
Equity Interests of the Company or any Subsidiary) with the stockholders of the
Company or any Subsidiary on any matter ("Voting Debt").

                  (e) Section 4.03 of the Company Disclosure Letter sets forth a true and complete list of each current or former Employee, officer, director, consultant or other service provider of the Company and its Subsidiaries who holds a Company Stock Award under the Company Stock Award Plans as of the date hereof, together with the number of shares of Common Stock subject to such
Company Stock Awards, the date of grant of such Company Stock Awards, the exercise price of such Company Stock Awards, the expiration date of such Company
Stock Awards, the vesting schedule for such Company Stock Awards and whether or not such Company Stock Award is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code. Except as set forth in
Section 4.03 of the Company Disclosure Letter, each Company Stock Award has an exercise price at least equal to the fair market value of the Common Stock on a date no earlier than the date of the corporate action authorizing the grant and no Option has had its exercise date or grant date delayed or "backdated." All
Company Stock Awards have been issued in compliance with the Securities Act and, to the Company's knowledge, any applicable state blue sky laws. The Company has provided to Parent true and complete copies of the Company Stock Award Plans and the forms of all stock option agreements evidencing the Company Stock Awards. On and after the Effective Time, no Employee, officer, director, consultant or other service provider of the Company and its Subsidiaries shall have any right

                                       15

under the Company Stock Award Plans to purchase Common Stock, or any other equity interest in the Company, any of the Subsidiaries, Merger Sub, the
Surviving Corporation, Parent or any of their respective Affiliates or subsidiaries.

                SECTION 4.04 AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (a) The Company has all necessary power and authority to
execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Merger and the other transactions contemplated by this Agreement
(collectively, the "Transactions"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this
Agreement or to consummate the Transactions (other than, with respect to the
Merger, the adoption of this Agreement by the holders of a majority of the then-outstanding shares of Company Common Stock (the "Requisite Stockholder
Vote") and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by
Parent and Merger Sub, constitutes a legal, valid and binding obligation of the
Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

                  (b) The Board, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined that this
Agreement and the Merger are advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholders of the Company adopt this Agreement and directed that this Agreement and the Transactions be submitted for consideration by the Company's stockholders in accordance with this Agreement.

                  (c) No "fair price," moratorium," "control share acquisition"
or other similar antitakeover Law (each, a "Takeover Law") is applicable to the
Transactions and the Company has taken all action to exempt the Transactions from the Takeover Laws, including Section 203 of the DGCL, and has taken all action required to make this Agreement and the Transactions comply with any requirements of the organizational documents of the Company and its Subsidiaries concerning "business combinations", "fair pricing", "voting", "constituency requirements" or other similar provisions. The approval of the Transactions by the Requisite Stockholder Vote is the only vote of the holders of any class or series of Equity Interests of the Company or any of the Subsidiaries necessary to adopt this Agreement or approve the Transactions.

                  (d) The Board has received the opinion of its financial
advisor, Piper Jaffray & Co., dated the date, or shortly prior to the date, of this Agreement, to the effect that, as of the date of such opinion, the Merger
Consideration is fair, from a financial point of view, to the stockholders of the Company, a copy of which opinion has been delivered to Parent.

                                       16

                SECTION 4.05  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by the
Company do not, and the consummation of the Transactions will not,

                        (i) conflict with or violate the certificate of
incorporation or by-laws or equivalent organizational documents of the
Company or any Subsidiary,

                        (ii) assuming that all consents, approvals,
authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law, or

                        (iii) except as set forth in Section 4.05(a) of the
Company Disclosure Letter, (A) require the consent of any person under, (B)
result in any breach or violation of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, (C) give to others any right of termination, amendment, acceleration or cancellation of, result in the creation of any Encumbrance on any asset of the Company or any
Subsidiary under, or (D) obligate the Company or any Subsidiary, to take any material action or undertake any material obligation pursuant to, any contract,

except, with respect to clause (ii) of this Section 4.05(a), for any such conflicts, violations, breaches, defaults, obligations, or other occurrences that could not be reasonably expected to have a Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by the
Company do not, and the performance of this Agreement by the Company will not, require any Permit of, or filing with or notification to, any Governmental
Authority, except for

                        (i) applicable requirements, if any, of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"),

                        (ii) the pre-merger notification requirements of the
HSR Act,

                        (iii) the filing with the Securities and Exchange
Commission (the "SEC") of the Proxy Statement,

                        (iv) any filings required under the rules and
regulations of the NASDAQ Global Market ("NASDAQ"), and

                        (v) filing and recordation of appropriate merger
documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any Subsidiary is qualified to do business.

                SECTION 4.06  PERMITS; COMPLIANCE.

                  (a) Each of the Company and the Subsidiaries is in possession of all material Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including Permits required under Environmental Laws (the "Environmental Permits"). Section 4.06 of

                                       17

the Company Disclosure Letter contains a complete and accurate list of all such
Permits. The Company and each of its Subsidiaries is, and has been, in compliance in all material respects with the terms and conditions of such
Permits and, as of the date of this Agreement, no suspension or cancellation of any Permit is pending or, to the Company's knowledge, threatened.

                  (b) Neither the Company nor any Subsidiary is in conflict
with, or in default, breach or violation of, (i) its Certification of
Incorporation or by-laws or equivalent organizational documents, (ii) any Law, or (iii) any contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound, except with respect to clauses (ii) or (iii), for any such conflicts, defaults, breaches or violations that could not be reasonably expected to have a Material Adverse Effect.

                  (c) The execution and delivery of this Agreement by the
Company do not, and the consummation of the Transactions will not, result in any breach or violation of or result in the termination or cancellation of any
Environmental Permit or other material Permit.

                SECTION 4.07  SEC FILINGS; FINANCIAL STATEMENTS; UNDISCLOSED
LIABILITIES.

                  (a) Other than as set forth in Section 4.07 of the Company
Disclosure Letter, the Company has timely filed all forms, reports, statements, certifications and other documents (including all exhibits, supplements and amendments thereto) required to be filed by it with the SEC since January 1,
2004 (collectively, with any amendments thereto, the "SEC Reports"). Each SEC
Report (including any financial statements or schedules included therein) (i) as of its date and if amended prior to the date hereof as of the date of such amendment, complied or, if filed subsequent to the date hereof, at the time of filing will comply, in all material respects with the requirements of the
Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and (ii) did not, or, if filed subsequent to the date of this Agreement, at the time of filing will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is or has been required to file any form, report or other document with the SEC. Other than as set forth in Section 4.07 of the
Company Disclosure Letter, the Company has not received notice from the SEC regarding any review or investigation and there is no ongoing review or investigation of the Company or any of its Affiliates by the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) included (or incorporated by reference) in the SEC Reports (i) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) fairly present the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments, none of which are material in nature or amount) and (iii) are consistent with the books and records of the Company and the Subsidiaries, which books and records are correct and complete.

                                       18

                  (c) Neither the Company nor any of the Subsidiaries has any
liability (and there is no basis for any present or future Action against any of them giving rise to any liability), other than (i) liabilities set forth on the face of the Company Reference Balance Sheet (rather than the notes thereto),
(ii) liabilities incurred subsequent to the date of the Company Reference
Balance Sheet, that, individually or in the aggregate, are not material to the business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

                  (d) Since the enactment of the Sarbanes-Oxley Act of 2002 (the
"Sarbanes-Oxley Act"), the Company has been and is in compliance in all material respects with (i) the current prevailing applicable provisions of the
Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and (ii)
the applicable listing and corporate governance rules and regulations of NASDAQ and the Company has not received any notice from the National Association of
Securities Dealers or any other person regarding any such non-compliance.

                  (e) The Company has designed and maintains disclosure controls and procedures to ensure that material information relating to the Company and the Subsidiaries is made known to the Chief Executive Officer and the Chief
Financial Officer of the Company by others within those entities. To the extent applicable, the Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company's auditors and the audit committee of the Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (ii)
any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

                SECTION 4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set
forth in the SEC Reports filed subsequent to December 31, 2006 and prior to the date of this Agreement, as set forth in Section 4.08 of the Company Disclosure
Letter, or as expressly contemplated by this Agreement, since December 31, 2006 and prior to the date of this Agreement, each of the Company and the
Subsidiaries has conducted its business in the ordinary course consistent with past practice. Without limiting the foregoing, there has not, directly or indirectly, occurred:

                        (i) any event, change, effect or circumstance,
including any damage to, destruction or loss of any asset of the Company or a
Subsidiary (whether or not covered by insurance) constituting or that could reasonably be expected to result in a Material Adverse Effect;

                        (ii) any amendment or change in the organizational
documents of the Company or any Subsidiary;

                                       19

                        (iii) any change in the accounting reporting methods,
principles, periods, practices, policies or procedures of the Company or any
Subsidiary (other than as required by GAAP subsequent to the date of this
Agreement);

                        (iv) any acquisition, lease or license from any
person (by merger, consolidation, acquisition of stock or assets or otherwise)
or sale, lease, license, disposal or Encumbrance (by merger, consolidation, sale of stock or assets or otherwise), of any assets other than in the ordinary course of business;

                        (v) any waiver of a valuable right or of a debt
owed to the Company or any Subsidiary or satisfaction or discharge of any
Encumbrance or payment of any liability of the Company or any Subsidiary, except in the ordinary course of business in an aggregate amount that is not material;

                        (vi) change in any compensation arrangement or
contract with any present or former employee, officer, director, consultant, stockholder or other service provider of the Company or any Subsidiary or grant of any severance or termination pay to any such present or former employee, officer, director, consultant, stockholder or other service provider or increase of any benefits payable under any severance or termination pay policies or the establishment, amendment or termination of any Plan or any increase in benefits made or proposed to be made under such Plan, except as required by applicable
Law or grant of any Company Stock Awards or other awards under any Company Stock
Award Plan, other than (A) required pursuant to the terms of any Plan as in effect on the date of this Agreement or (B) required by Law;

                        (vii) declaration, setting aside or payment of any
dividend or other distribution with respect to Equity Interests of the
Company or any Subsidiary;

                        (viii) split, combination or reclassification of
Equity Interests of the Company or any Subsidiary or any issuance of or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of its Equity Interests of the Company or any
Subsidiary;

                        (ix) write up, write down or write off of the book
value of any assets of the Company and or any Subsidiary, other than in the ordinary course of business or as required by GAAP;

                        (x) making, revoking or changing by the Company or
any Subsidiary of any Tax election, changing by the Company or any Subsidiary of any method of Tax accounting, settlement or compromise by the Company or any
Subsidiary of any liability for Taxes, filing by the Company or any Subsidiary of any amended Tax Return or claim for refund, surrendering any right of the
Company or any Subsidiary to claim a Tax refund, or consent by the Company or any Subsidiary to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;

                        (xi) loans, advances or capital contributions by the
Company or any Subsidiary to, or investments in, any other Person, except for
(A) loans, advances, capital contributions or investments between any wholly owned Subsidiary and the Company or another wholly owned Subsidiary, or (B)
employee advances for expenses in the ordinary course of business;

                                       20

                        (xii) authorization or entry by the Company or any
Subsidiary into any commitment with respect to any capital expenditure;

                        (xiii) any other action that would require
Parent's consent under Section 6.01; or

                        (xiv) any contract by the Company or any of the
Subsidiaries to do any of the foregoing.

                SECTION 4.09 ABSENCE OF LITIGATION. Except as set forth in
Section 4.09 of the Company Disclosure Letter, there is no Action pending or, to the Company's knowledge, threatened, against the Company or any Subsidiary, or any Property or asset of the Company or any Subsidiary that (i) could, if adversely determined against the Company or Subsidiary, reasonably be expected to have a Material Adverse Effect or (ii) seeks to materially delay or prevent the consummation of the Transactions. Neither the Company nor any Subsidiary nor
any Property or asset of the Company or any Subsidiary is subject to any Order that has, or could reasonably be expected to have, a Material Adverse Effect. To the Company's knowledge, there are no inquiries or investigations of
Governmental Authorities pending or threatened regarding any accounting practices of the Company or any malfeasance by any executive officer of the
Company or any Subsidiary.

                SECTION 4.10  EMPLOYEE BENEFIT PLANS.

                  (a)   Section 4.10(a) of the Company Disclosure Letter
lists:

                        (i) all employee benefit plans (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, relocation, fringe benefit, retiree medical or life insurance (or other insurance), supplemental executive retirement plans, health, welfare, severance or other benefit plans, programs, trusts or arrangements, and all employment, change in control, termination, severance, compensation or other contracts, and

                        (ii) all contracts between the Company or any of its
Affiliates and any employee, officer, director, consultant or other service provider of the Company or of any Subsidiary, including any contracts or change in control arrangements relating to a sale of the Company

(1) in the case of each of (i) and (ii), established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any entity that would be deemed a "single employer" with the Company under Section 414(b), (c), (m) or (o) of the Internal
Revenue Code of 1986, as amended (the "Code") or Section 4001 of ERISA (an
"ERISA Affiliate") on behalf of any Employee, officer, director, consultant, stockholder or other service provider of the Company or any Subsidiary (whether current, former or retired) or their dependents, spouses, or beneficiaries or
(2) with respect to which the Company or any of its Subsidiaries has or could

                                       21

have any liability (collectively, the "Plans"). No Plan is maintained outside of the jurisdiction of the United States.

                  (b) Each Plan is in writing and the Company has delivered to
Parent a true and correct copy of (i) each Plan (including all amendments), (ii)
the 2004 and 2005 annual reports (Form 5500) filed with the Internal Revenue
Service (the "IRS"), if any, (iii) the most recent summary plan description for each Plan for which a summary plan description is required by applicable Law,
(iv) the three most recent actuarial reports or valuations, if any, relating to a Plan and (v) the most recent determination letter or opinion letter issued by the IRS with respect to any Plan that is intended to qualify under Section
401(a) of the Code.

                  (c) Except as set forth in Section 4.10(c) of the Company
Disclosure Letter, none of the ERISA Affiliates, the Company, any Subsidiary or any of their respective predecessors has contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any liability, directly or indirectly with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA,
including any "multiemployer plan" (within the meaning of Sections 3(37) or
4001(a)(3) of ERISA or Section 414(f) of the Code) (a "Multiemployer Plan") or
any single employer pension plan (within the meaning of Section 4001(a)(15) of
ERISA) that is subject to Sections 4063, 4064 and 4069 of ERISA.

                  (d) The Company, any Subsidiary, each ERISA Affiliate, each
Plan and each "plan sponsor" (within the meaning of Section 3(16) of ERISA) of each "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) has complied in all material respects with the requirements of Section 4980B of the
Code and Title I, Subtitle B, Part 6 of ERISA.

                  (e) Each Plan complies in form and has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws. No Action is pending or, to the Company's knowledge, threatened, with respect to any Plan, any trustee or fiduciaries thereof, the
Company, any Subsidiary, any ERISA Affiliate, any Employee, officer or director thereof, or any of the assets of any trust of any of the Plans (other than immaterial claims for benefits in the ordinary course) and, to the Company's knowledge, no fact or event exists that would give rise to any such Action.

                  (f) Each Plan that is intended to be qualified under Section
401(a) of the Code is so qualified and has timely received a favorable determination letter from the IRS upon which it may rely (or the Company and the
Subsidiaries are entitled to rely on a favorable opinion or advisory letter issued by the IRS in accordance with Revenue Procedure 2005-16 with respect to the qualified status of the plan document), and no fact or event has occurred since the date of such determination letter or opinion letter from the IRS that could reasonably be expected to adversely affect the qualified status of any such Plan.

                  (g) With respect to each Plan: (i) all payments required by the Plan, any contract, or by Law (including all contributions, insurance premiums or intercompany charges) with respect to all prior periods have been made or provided for by the Company as applicable, in accordance with the provisions of each of the Plans, applicable Law and GAAP; (ii) no non-exempt
"prohibited transaction," within the meaning of Section 4975 of the Code and

                                       22

Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to the Plan; (iii) no Plan is under, and the Company or the Subsidiary has not received any notice of, an audit or investigation by any Governmental
Authority and no such completed audit, if any, has resulted in the imposition of any Tax or penalty; (iv) with respect to each Plan that is funded mostly or partially through an insurance policy, neither the Company, nor any Subsidiary or ERISA Affiliate (A) has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the date of this Agreement or (B) is reasonably expected to have such liability with respect to periods through the Effective Time; (v) neither the Company nor any
Subsidiary has incurred and or reasonably expects to incur a material tax or penalty imposed by Section 4980 of the Code or Section 502 of ERISA or any
material liability under Section 4071 of ERISA; or (vi) no fiduciary of any Plan has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any
Plan.

                  (h) Except as set forth in Section 4.10(h)(i) of the Company
Disclosure Letter, the consummation of the Transactions alone, or in combination with a termination of any Employee, officer, director, consultant or other service provider or stockholder of the Company or any Subsidiary (whether current, former or retired) or any other event, will not give rise to any liability under any Plan, including liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any
Employee, officer, director, consultant or other service provider or stockholder of the Company or any Subsidiary (whether current, former or retired) or their dependents, spouses, or beneficiaries. Except as set forth in Section
4.10(h)(ii) of the Company Disclosure Letter, as of the Effective Time, no
amounts payable under any Plan or otherwise will (i) fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code or (ii) result in any payment that would not be deductible under Section 162(m) of the Code. No
Plan or other agreement provides any Employee, officer, director, consultant or other service provider or stockholder of the Company or any Subsidiary with any amount of additional compensation if such individual is provided amounts subject to excise or additional taxes imposed under Sections 409A or 4999 of the Code.

                  (i) Neither the Company, nor any Subsidiary or ERISA Affiliate
maintains, contributes to or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social
Security Act or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee.

                  (j) None of the Company, any Subsidiary, any ERISA Affiliate,
any director, officer or to the Company's knowledge, Employee thereof has made any promises or commitments, whether legally binding or not, to create any additional plan, contract or arrangement, or to modify or change in any material way any existing Plan. No event, condition or circumstance exists that could reasonably be expected to result in a material increase of the benefits provided under any Plan or the expense of maintaining any Plan from the level of benefits or expense incurred for the most recent fiscal year ended before the Effective
Time. No event, condition or circumstance exists that would prevent the amendment or termination of any Plan.

                                       23

                  (k) Any individual who performs or performed services for
Company and who is not treated as an employee for federal income tax purposes by
Company or any of the Subsidiaries is not an employee under applicable Law or for any purpose, including, without limitation, for Tax withholding purposes or
Plan purposes; Company and the Subsidiaries have no liability by reason of an individual who performs or performed services for Company or any of the
Subsidiaries in any capacity being improperly excluded from participating in a
Plan; and each of the Employees of Company and the Subsidiaries has been properly classified by Company and the Subsidiaries as "exempt" or "non-exempt"
under applicable Law.

                  (l) Neither the Company, nor any Subsidiary or ERISA Affiliate
has any unfunded liabilities pursuant to any Plan that is not intended to be qualified under Section 401(a) of the Code and that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, a nonqualified deferred compensation plan or an excess benefit plan. Each Plan that is a
"nonqualified deferred compensation plan" (as defined under Section 409A(d)(1)
of the Code) has been operated and administered in good faith compliance with
Section 409A of the Code and the guidance provided thereunder from the period beginning January 1, 2005 through the date hereof and no such Plan which was in effect prior to October 2, 2004, which the Company determined to not be subject to Section 409A of the Code, has been materially modified since October 2, 2004.

                  (m) There are no loans by the Company or any of its
Subsidiaries to any Employee, officer, director, consultant or other service provider or stockholder of the Company or any Subsidiary outstanding, and there have never been any loans or extensions of credit by the Company or any of its
Subsidiaries in violation of Section 402 of the Sarbanes-Oxley Act, or subject to Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                SECTION 4.11  LABOR MATTERS.

                  (a) Except as set forth in Section 4.11(a) of the Company
Disclosure Letter, neither the Company nor any Subsidiary (i) has been or is a party to any collective bargaining or other labor union contract or (ii) has recognized or bargained with any union or labor organization.

                  (b) Except as set forth in Section 4.11(b) of the Company
Disclosure Letter, there has not been, nor is there pending, or, to the
Company's knowledge, threatened:

                        (i) any strike, slowdown, picketing, work stoppage
or material dispute by or with respect to any employees of the Company or any
Subsidiary (collectively, "Employees"),

                        (ii) any Action against or affecting the Company or
any of its Subsidiaries relating to a violation or alleged violation of any Law relating to or establishing standards of conduct with respect to labor relations or employment matters (collectively, "Employment Laws"), including any material charge or complaint filed by an employee or union with the National Labor
Relations Board, the Equal Employment Opportunity Commission, the Department of
Labor or any other Governmental Authority or in any grievance or arbitration process,

                                       24

                        (iii) any union organizing activity by any Employees,

                        (iv) any labor or employment dispute against or
affecting the Company or any of the Subsidiaries, or the premises of the
Company or any of the Subsidiaries,

                        (v) any petition or application for certification
of a collective bargaining agent to represent any of the Employees, or

                        (vi) any campaign, demand, request or other activity
by any union or labor organization to organize or represent any of the
Employees.

                  (c) No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. Except as set forth in Section 4.11(c) of the Company Disclosure Letter, there are no controversies pending or, to the Company's knowledge, threatened, between the
Company or any Subsidiary and any of the Employees. There is no lockout of any
Employees, and no such action is contemplated by the Company or any Subsidiary.
Neither the Company nor any Subsidiary is liable for the payment of any compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any Employment Laws.

                  (d) No officer or key Employee or group of Employees has
expressed any intention of terminating his or her employment in any capacity and the Company and its Subsidiaries have no present intention to terminate the employment of any officer or key Employee.

                  (e) The Company and the Subsidiaries are employing all of
their Employees in compliance in all material respects with all applicable Laws relating to employment and employment practices, including, without limitation, all applicable Laws related to taxation, employment standards, workers'
compensation, terms and conditions of employment, occupational health and safety, disability benefits, wages and hours, termination of employment, human rights, pay equity, employment equity, and, where applicable, the Worker
Adjustment and Retraining Notification Act. The Company and the Subsidiaries are
not in breach of any such Laws and there are no pending, outstanding or threatened proceedings thereunder. There has been no harassment, discrimination, retaliatory act or similar claim, action or proceeding against the Company or any of its Subsidiaries or any of its or their officers, directors or Employees.

                  (f) No Employee or former Employee of the Company is owed or has filed an administrative complaint or Action alleging the Employee or former
Employee is owed any wages, benefits or other compensation for past services
(other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and accrued vacation).

                  (g) Section 4.11(g) of the Company Disclosure Letter sets
forth a complete and correct list of all agreements (including, without limitation, employment, retention, change of control, consulting or severance agreements) between the Company or any Subsidiary and any current or former

                                       25

Employee or consultant/contractor whose compensation or severance benefits exceeded $100,000 during the fiscal year ended December 31, 2006 and which may not be terminated at will, or by giving notice of 30 days or less, without cost or penalty. The Company has delivered to Parent true, correct and complete copies of each such agreement, as amended to date. The employment of each
Employee is terminable at the will of the Company or its Subsidiaries. Each former Employee whose compensation or severance benefits exceeded $100,000 during the last year of such Employee's employment with the Company or any
Subsidiary signed a general release in favor of the Company or such Subsidiary, as applicable, upon termination of such Employee's employment therewith, releasing all claims by such Employee against the Company and its Subsidiaries.

                SECTION 4.12 PROXY STATEMENT. At the date the Proxy Statement
(or any amendment or supplement thereto) is first mailed to stockholders of the
Company the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no representation or warranty is made by the Company with respect to any information contained in the
Proxy Statement that is based on, and in conformity with, information supplied in writing by Parent, Merger Sub or any of Parent's or Merger Sub's
representatives expressly for inclusion in the Proxy Statement). The Proxy
Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub in writing for inclusion in the
Proxy Statement.

                SECTION 4.13  PROPERTY; LEASES.

                  (a) Section 4.13(a) of the Company Disclosure Letter contains a true, correct and complete list of, and describes briefly, (i) all real property and interests in real property, including improvements thereon and easements appurtenant thereto owned in fee by the Company and the Subsidiaries
(collectively, the "Owned Real Property"), and (ii) all real property and interests in real property leased or subleased by the Company and the
Subsidiaries from or to any person or otherwise having any right, title or interest in or to or any liability with respect thereto (collectively, the
"Leased Real Property" and, together with the Owned Real Property, being referred to herein collectively as the "Real Property") and briefly describes the current use or non-use, as the case may be, of such Leased Real Property.
The list set forth in Section 4.13(a) of the Company Disclosure Letter:

                        (i) contains, with respect to each of the Leased
Real Properties, all existing leases, subleases, licenses or other occupancy contracts to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound, and all amendments, modifications, extensions and supplements thereto (collectively, the "Tenant
Leases"), regardless of whether the terms thereof have commenced; and

                        (ii) sets forth, with respect to each Tenant Lease,
as of the date of this Agreement, (A) the name of the tenant, (B) the space demised, (C) the monthly fixed rent and the date through which it has been paid,
(D) the unapplied amount of the security deposit (if any), (E) the expiration date, and (F) any arrears of rents or other payments and the amount thereof.

                                       26

Such list (including all explanatory footnotes thereto) is true, correct and complete in all material respects.

                  (b) The Company and the Subsidiaries have good and marketable fee simple title to all Owned Real Property, free and clear of all Encumbrances, except (A) those Encumbrances set forth in Section 4.13(b) of the Company
Disclosure Letter and (B) Permitted Encumbrances. The Real Property constitutes all interests in real property currently used, occupied or currently held for use in connection with the respective businesses of the Company and the
Subsidiaries and that are necessary for the continued operation in all material respects of the respective businesses of the Company and the Subsidiaries as such businesses are currently conducted. To the Company's knowledge (i) all of the Real Property, fixtures and improvements thereon owned or leased by the
Company and the Subsidiaries are in good operating condition without structural defects, (ii) all mechanical and other building systems located thereon are (A)
in good operating condition, and no condition exists requiring material repairs, alterations or corrections, (B) suitable, sufficient and appropriate in all respects for their current and contemplated uses in all material respects, and
(iii) none of the improvements located on the Real Properties or uses being made of the Real Properties constitute a legal non-conforming use or otherwise require any special dispensation, variance or special Permit under any Laws. The
Company has made available to Parent true, correct and complete copies of (i)
all deeds, title reports and surveys for the Owned Real Properties in the
Company's possession or control and (ii) the Tenant Leases, together with all amendments, modifications or supplements, if any, thereto. The Owned Real
Properties are not subject to any leases, rights of first refusal, options to purchase or rights of occupancy, except as set forth in Section 4.13(b) of the
Company Disclosure Letter.

                  (c) The Company and the Subsidiaries, as applicable, have, and after the Effective Time, will continue to have, a valid and enforceable leasehold interest under each of the Tenant Leases until the termination or expiration of such interest, free and clear of all Encumbrances other than
Permitted Encumbrances, and each of the Tenant Leases is, and after the
Effective Time, to the Company's knowledge, will continue to be, in full force and effect until the termination or expiration of such interest. The Company and the Subsidiaries, as applicable, are not in default under any Tenant Lease, and to the Company's knowledge, no events have occurred and, to the Company's knowledge, no circumstances exist that, if not remedied, whether with or without notice or the passage of time or both, would result in such a default. Neither the Company nor any Subsidiary has received or given any notice of any default
(after giving effect to any applicable notice and cure period) or event that with notice or lapse of time, or both, would constitute a default (after giving effect to any applicable notice and cure period) by the Company or any
Subsidiary under any of the Tenant Leases which event or default remains uncured and, to the Company's knowledge, no other party is in default (after giving effect to any applicable notice and cure period) thereof, and no party to the
Tenant Leases has exercised any termination rights with respect thereto. Except as otherwise set forth in Section 4.13(c) of the Company Disclosure Letter, all
leasing, brokerage, finder and other similar fees and commissions that are due and payable by the Company or any of the Subsidiaries with respect to the Tenant
Leases have been paid in full. A true, correct and complete copy of each Tenant
Lease has been furnished or made available to Parent. Each of the Tenant Leases

                                       27

constitutes the entire agreement between the Company or one of the Subsidiaries, as applicable, and each other party thereto, and neither the Company nor any of the Subsidiaries has made any oral promises or agreements amending or modifying the same. Except as set forth in Section 4.13(c) of the Company Disclosure
Letter, none of the Tenant Leases in which the Company or any of the
Subsidiaries is a tenant contain any rights of recapture or any limitation on the use of the applicable Leased Real Property.

                  (d) There are no options, rights of first refusal or first offer to purchase or contracts of sale for all or any part of the interest of the Company or the Subsidiaries in, to and under any Tenant Lease.

                  (e) Section 4.13(e) of the Company Disclosure Letter contains a true, correct and complete list of all of the most recent title insurance policies ("Existing Title Policies") in the Company's possession or control issued by a title insurer insuring title to the Real Property. A true, correct and complete copy of each Existing Title Policy has been furnished or made available to Parent. Except as set forth in Section 4.13(e) of the Company
Disclosure Letter, the Existing Title Policies in the Company's possession or control are in full force and effect and no claim has been made under any of the
Existing Title Policies.

                  (f) Except as set forth in Section 4.13(f) of the Company
Disclosure Letter:

                        (i) none of the Owned Real Property is now damaged
or injured as a result of any fire, explosion, accident or other casualty that is not adequately insured against under the insurance policies maintained by the
Company or the Subsidiaries with respect to the Owned Real Property, and

                        (ii) none of the Leased Real Property is now damaged
or injured as a result of any fire, explosion, accident or other casualty that, to the Company's knowledge, is not adequately insured against under the insurance policies maintained by the lessor of the Leased Real property, and

                        (iii) all work to be performed, payments to be made
and actions to be taken by the Company or any of the Subsidiaries and any subleases of either the Company or any of the Subsidiaries on or prior to the date of this Agreement pursuant to any Order in connection with a site plan, approval, zoning reclassification or similar action relating to any of the Real
Property, has been performed, paid or taken, as the case may be, in all material respects and, to the Company's knowledge, there is not any planned or proposed work, payment or action that may be required after the date hereof pursuant to any such Order, and

                        (iv) The current use and operation of the Owned Real
Property by the Company and the Subsidiaries does not violate in any material respect any restrictive covenants of record affecting any of such Owned Real
Property and neither the Company nor any Subsidiary is in default of the payment of any common area maintenance or similar payments or reimbursements thereunder.
To the Company's knowledge, the current use and operation of the Leased Real
Property by the Company and the Subsidiaries does not violate in any material respect any restrictive covenants of record affecting any of such Leased Real

                                       28

Property. Neither the Company nor any Subsidiary is in default of the payment of any common area maintenance or similar payments or reimbursements owned by the
Company or any Subsidiary with respect to the Leased Real Property. All reciprocal easement contracts, conditions and restrictions and similar public or private restrictive covenants to which any of the Real Property is subject have not been violated and are set forth in Section 4.13(f) of the Company Disclosure
Letter; provided, however, that the representations and warranties in this sentence with respect to the Leased Real Property are only to the Company's knowledge. Except as set forth in Section 4.13(f) of the Company Disclosure
Letter, to the Company's knowledge, there exist no outstanding requirements or recommendations by (i) any insurance company currently insuring any Real
Property, (ii) any board of fire underwriters or other body exercising similar functions with respect to any Real Property or (iii) the holder of any
Encumbrance on any Real Property, in each such case that require or recommend any repairs or work of any material nature be performed on such Real Property.

                  (g) Set forth in Section 4.13(g) of the Company Disclosure
Letter is a true, correct and complete list of all material plans and specifications relating to the Real Property in the possession of the Company or any of the Subsidiaries. True, correct and complete copies of such material plans and specifications in the possession of the Company have been furnished or made available to Parent. To the Company's knowledge, permanent certificates of occupancy covering all portions of the Owned Real Property that are improved and occupied, permitting such improvements to be legally used and occupied in their current manner, have been issued by the appropriate Governmental Authority and have not been withdrawn, revoked or suspended. True, correct and complete copies of such certificates of occupancy in the possession of the Company have been furnished or made available to Parent. To the Company's knowledge, there does not exist and there has not occurred since the Company's acquisition of the
Owned Real Property any alteration, improvement or change in the use of any building or other improvement in the Owned Real Property that would require, the issuance of any new or amended certificate of occupancy. No Owned Real Property is and, to the Company's knowledge, no Leased Property is, or, with respect to the Real Property, to the Company's knowledge, will be, subject to zoning, use or building code restrictions that would prohibit, and no state of facts exists with respect to the Owned Real Property and, to the Company's knowledge, no state of facts exist with respect to the Leased Real Property or, with respect to the Real Property, to the Company's knowledge, will exist, that would prevent the continued ownership, leasing or use of such real property in its business as now conducted and proposed to be conducted. Without limiting the foregoing, (i)
with respect to the Owned Real Property there is no pending and, to the
Company's knowledge, with respect to the Leased Real Property there is no pending or with respect to the Real Property, to the Company's knowledge, threatened, condemnation or eminent domain Action affecting the Owned Real
Property and/or Leased Real Property, as applicable, that would reasonably be expected to affect the use, operation, maintenance or enjoyment of thereof in any material respect, (ii) to the Company's knowledge, there are no plans of a
Governmental Authority to change the highway or road system in the vicinity of the Real Property or to restrict or change access from any such highway or road to the Real Property that could adversely affect access to any roads providing a means of ingress to or egress from the Real Property, and (iii) to the Company's knowledge, there is no pending or proposed Action to change or redefine the zoning classification of all or any portion of any of the Real Property.

                                       29

                  (h) Except as set forth in Section 4.13(h) of the Company
Disclosure Letter, no Action seeking a reduction in real estate Taxes imposed upon the Real Property or the assessed valuation thereof (or any portion thereof) (i) has been settled during the period in which the Real Property has been owned or leased, as the case may be, by the Company or any of the
Subsidiaries or (ii) is currently pending; provided, however, with respect to the Leased Real Property, the representations made in this Section 4.13(h) are only to the Company's knowledge.

                  (i) Except as set forth in Section 4.13(i) of the Company
Disclosure Letter, there are no restrictions on the rights of the Company and/or the Subsidiaries to mortgage their interests in the Real Property.

                SECTION 4.14  CONTRACTS.

                  (a) Section 4.14(a) of the Company Disclosure Letter lists the following contracts to which any of the Company or the Subsidiaries is a party or by which it is bound:

                        (i) any contract (or group of related contracts)
involving the performance of services or the purchase of goods, materials or other assets by or to the Company or any of the Subsidiaries, the performance of which will involve (A) annual payments to or from the Company and the
Subsidiaries of $250,000 or more, or (B) aggregate payments (including termination penalties) to or from the Company and the Subsidiaries of $1,000,000 or more;

                        (ii) any contract concerning a partnership, limited
liability company or joint venture;

                        (iii) any contract (or group of related contracts)
under which it has (x) created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $500,000 or (y) imposed an Encumbrance on any of its assets, tangible or intangible;

                        (iv) any contract concerning confidentiality or
noncompetition or that limits or otherwise restricts the Company or any of the
Subsidiaries or that would, after the Effective Time, limit or restrict Parent, the Surviving Corporation or any of the Subsidiaries or any successor thereto or any of their respective Affiliates, from engaging or competing in any line of business or in any geographic area, including any contract containing any
"radius clause" applicable to markets in which the Company has operations;

                        (v) any contract relating to collective bargaining
or employee association;

                        (vi) any contract for the employment of any
individual on a full-time, part-time, consulting, or other basis who is an officer or director of the Company or any of the Subsidiaries or any Affiliate
of any of them, or that provides for annual compensation in excess of $100,000 or any severance benefits;

                                       30

                        (vii) any contract under which the Company or any of
the Subsidiaries has advanced or loaned any amount to any of its directors, officers or employees;

                        (viii) any contract under which the consequences
of a default or termination could reasonably be expected to have a Company
Material Adverse Effect;

                        (ix) any other contract (or group of related
contracts) the performance of which involves aggregate consideration in excess of (A) $250,000 or more annually, or (B) $1,000,000 or more in the aggregate;

                        (x) any contract that relates to any proposed
Acquisition Proposal as to which discussions have not been terminated prior to the date of this Agreement, including all commitments containing confidentiality, standstill, non-solicitation or similar provisions;

                        (xi) any contract to which the Company or any of the
Subsidiaries has continuing indemnification obligations or potential liability;

                        (xii) any contract providing for the sale or exchange
of, or option to sell or exchange, any Property, or for the purchase or exchange of, or option to purchase or exchange, any real estate;

                        (xiii) any contract for the acquisition or
disposition, directly or indirectly (by merger or otherwise), of assets or
Equity Interests of another person for aggregate consideration in excess of
$500,000, in each case other than in the ordinary course of business;

                        (xiv) any contract pursuant to which the Company or
any of the Subsidiaries manages any real property;

                        (xv) any advertising or other promotional contract
providing for payment by the Company or any Subsidiary of $250,000 or more;

                        (xvi) any license, royalty or other contract
concerning Intellectual Property (other than shrink-wrap software and databases licensed to the Company or to any of the Subsidiaries under nonexclusive software licenses granted to end-user customers by third parties in the ordinary course of business of such third parties' businesses), such Company Disclosure
Letter indicating, in the case of any such license, whether the Company or any of the Subsidiaries is the licensee or licensor; and

                        (xvii) each amendment, supplement and
modification (whether written or oral) in respect of any of the foregoing.

                  (b) The Company has made available to Parent a correct and complete copy of each written contract listed in Section 4.14(a) of the Company
Disclosure Letter and a written summary setting forth the terms and conditions of each oral contract referred to in Section 4.14(a) of the Company Disclosure
Letter. With respect to each such contract (except as set forth in Section
4.14(a) of the Company Disclosure Letter): (i) the contract is legal, valid, binding, enforceable, and in full force and effect; (ii) the contract will continue to be legal, valid, binding, enforceable, and in full force and effect

                                       31

on identical terms following the Effective Time; (iii) no party is in breach or default, and no event has occurred that with the passage of time or giving of notice would constitute a breach or default, or permit termination, modification, or acceleration, under the contract; and (iv) no party has repudiated any provision of the contract.

                SECTION 4.15  INTELLECTUAL PROPERTY

                (a) Section 4.15(a) of the Company Disclosure Letter contains a detailed description of all Intellectual Property (a) owned by the Company or any of the Subsidiaries (the "Company Intellectual Property") or (b) licensed, used or held for use by the Company or any of the Subsidiaries in the conduct of their businesses ("Licensed Intellectual Property"). The Company and the
Subsidiaries have (i) all right, title and interest in and to all Company
Intellectual Property, free and clear of all Encumbrances, other than Permitted
Encumbrances and (ii) all necessary proprietary rights in and to all
Intellectual Property, including Licensed Intellectual Property, used in, necessary for, or held for use in, their businesses as now conducted and as proposed to be conducted, free and clear of all Encumbrances, other than
Permitted Encumbrances. Except as set forth in Section 4.15(a) of the Company
Disclosure Letter, there are no outstanding contracts or Orders relating to the
Company Intellectual Property. Neither the Company nor any of the Subsidiaries
(y) is bound by or a party to any contract of any kind with respect to the
Intellectual Property of any other person, except with respect to a license contract regarding Licensed Intellectual Property or (z) has received any communication alleging that it has infringed or, by conducting its business as proposed, would infringe the Intellectual Property rights of any third person.
Neither the execution and delivery of this Agreement nor the carrying on of the
Company's and the Subsidiaries' businesses as currently conducted or proposed to be conducted will infringe the Intellectual Property rights of any person;
alter, impair or require the consent of any other person in respect of any
Company Intellectual Property or Licensed Intellectual Property; or conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract by which the Company or any of the
Subsidiaries is bound or to which it is a party. To the Company's knowledge, there has been, and there is no unauthorized use, infringement or misappropriation of the Company Intellectual Property or Licensed Intellectual
Property by any third party (including licensees, retailers, employees, former employees and contract workers). All of the rights within the Company
Intellectual Property and Licensed Intellectual Property are valid, enforceable and subsisting, and there is no claim or demand of any person pertaining to, or any Action that is pending or, to the Company's knowledge, threatened, that challenges the rights of the Company or its Subsidiaries in respect of any
Company Intellectual Property or Licensed Intellectual Property or the validity, enforceability or effectiveness thereof. No person has any option with respect to Company Intellectual Property. The Company Intellectual Property and the
Licensed Intellectual Property constitute all Intellectual Property necessary for the operation of the Company's and Subsidiaries' respective businesses as currently conducted or proposed to be conducted. Neither the Company nor any
Subsidiary is in default (or would with the giving of notice or lapse of time be in default) under any material license to use any of the Licensed Intellectual
Property.

                (b) Except as set forth on Section 4.15(b) of the Company
Disclosure Letter, neither the Company nor any Subsidiary is a party to any contracts with respect to the Company Intellectual Property. Section 4.15(b) of
the Company Disclosure Letter sets forth, with respect to each such contract,

                                       32

(i) description of the products for which such Company Intellectual Property may be used, (ii) the inception date and termination date, and (iii) territory and, except as set forth on Section 4.15(b) of the Company Disclosure Schedule, there are no contracts relating to options to extend licenses, royalty percentages, minimum requirements under licenses or the other matters described in this sentence. The royalty fee percentage specified in each license remains in effect, is being paid when due and has not been reduced, modified, waived or otherwise affected by any license "side letter," modification, amendment, waiver or suspension, in whole or in part. No right of rescission, counterclaim or defense has been asserted by a licensee with respect to a license. There are no contract limitations prohibiting the Company, any Subsidiary or any of their respective Affiliates from operating their respective businesses or granting any licenses in any geographic area or location, except as expressly set forth in the licenses. There are no material disputes with any licensees.

                SECTION 4.16  TAXES.

                  (a) The Company and the Subsidiaries have (i) filed all
federal, state, local and foreign Tax returns and reports required to be filed by them (collectively, "Tax Returns"), and all such Tax Returns were correct and complete in all material respects, and (ii) paid and discharged all Taxes required to be paid or discharged. The Company and the Subsidiaries have paid all Taxes due whether or not shown on a Tax Return. The most recent financial statements contained in the SEC Reports reflect an adequate reserve for all
Taxes payable by the Company or any Subsidiary for all taxable periods or portions thereof through the date of such financial statements. Since the date of the most recent financial statements contained in the SEC Reports, no Taxes have accrued with respect to the Company or any Subsidiary other than Taxes accrued in the ordinary course of business. The Company and the Subsidiaries have duly and timely withheld all Taxes required to be withheld by them and such withheld Taxes have been duly and timely paid to the proper taxing authority.
Section 4.16(a) of the Company Disclosure Letter lists all income and other material Tax Returns filed with respect to any of the Company and the
Subsidiaries for taxable periods ended on or after December 31, 2001, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. Parent has been furnished by the Company with true and complete copies of all filed federal, state and local income or franchise Tax Returns and state sales and use Tax Returns for or including the
Company and each of the Subsidiaries for all periods after December 31, 2001.

                  (b) Except as described in Section 4.16(b) of the Company
Disclosure Letter:

                        (i) no contract or other document waiving or
extending the statute of limitations or the period of assessment or collection of any Taxes has been filed or entered into by the Company or any of the
Subsidiaries with any taxing authority;

                        (ii) no taxing authority is now asserting or, to the
Company's knowledge, threatening to assert against the Company or any of the
Subsidiaries any deficiency or claim for additional Taxes;

                                       33

                        (iii) there are no pending audits of the Company or
any of the Subsidiaries by any taxing authority nor are there any Actions currently being conducted with respect to any issue relating to Taxes; and

                        (iv) there are no Encumbrances for Taxes (other than
Taxes not yet due and payable) upon any of the assets of the Company or any
Subsidiary.

                  (c) Neither the Company nor any Subsidiary is a party to any contract providing for the allocation or sharing of, or indemnification from,
Taxes with any party other than the Company and/or one or more of the
Subsidiaries. Neither the Company nor any Subsidiary has any liability for the
Taxes of another person (other than the Company and the Subsidiaries) under
Treasury Regulations ss. 1.1502-6 (or similar provision of state, local or foreign law), or as transferee or successor, by contract, or otherwise. There are no outstanding requests by the Company or any Subsidiary for any Tax ruling from any taxing authority and neither the Company nor any Subsidiary has (i)
received a Tax ruling or (ii) entered into any closing agreement or other similar contract with a taxing authority relating to Taxes of the Company or any
Subsidiary, in each case, effective with respect to a taxable period for which the statute of limitations is still open or a taxable period ending after the date of the Closing. The Company is not, nor was it any time during the five-year period ending on the date on which the Effective Time occurs, a
"United States real property holding corporation" within the meaning of Section
897(c) of the Code; at the Closing, Parent shall be provided with a certificate of the Company to that effect that complies with the Treasury Regulations under
Sections 897 and 1445 of the Code. The utilization of the net operating losses and tax credits of the Company and the Subsidiaries is not subject to any limitation under Section 382 or Section 383 of the Code or the "separate return limitation year" rules of the consolidated return regulations. Neither the
Company nor any Subsidiary has distributed the stock of another company in a transaction that was purported or intended to be governed by Section 355 or
Section 361 of the Code. Neither the Company nor any Subsidiary has engaged in any listed or other reportable transaction within the meaning of Treasury
Regulations ss. 1.6011-4(b).

                  (d) No tax authority of a jurisdiction in which the Company or any Subsidiary does not file Tax Returns has questioned whether, or asserted that, it may be obligated to file Tax Returns in that jurisdiction. Neither the
Company nor any Subsidiary is a party to any tax sharing agreement. Neither the
Company nor any Subsidiary has been or is required to make any adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign tax law by reason of any change in any accounting method, there is no application pending with any taxing authority requesting permission for any change in any accounting method for Tax purposes and no taxing authority has proposed any such adjustment or change in accounting method. Neither the Company nor any Subsidiary will be required to include in the gross income of a taxable period ending after the date of the Closing income or gain attributable to cash received, or an account receivable that arose, in a prior taxable period and that was not recognized in that prior taxable period, as a result of the installment method, the completed contract method or the cash method of accounting or any other method of accounting that defers the recognition of income. The Company and each of its Subsidiaries has fully complied with all statutes and regulations relating to the accounting for and paying over of unclaimed or abandoned funds and other property.

                                       34

                SECTION 4.17 ENVIRONMENTAL MATTERS.

                  (a) Except as set forth in Section 4.17(a) of the Company
Disclosure Letter, all of the current and past operations of the Company and the
Subsidiaries, including any operations of the Company or its Subsidiaries at any
Property, comply in all material respects, and have at all times during the
Company's or any Subsidiary's ownership or operation thereof, complied in all material respects with all applicable Environmental Laws. Except as set forth in
Section 4.17(a) of the Company Disclosure Letter, neither the Company, nor, to the Company's knowledge, any other person has engaged in, authorized, allowed or suffered any operations or activities upon any Property involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, spilling, emission, dumping or disposal of any Hazardous Substances at, on, under or from such Property except in material compliance with all applicable Environmental Laws.

                  (b) Except as set forth in Section 4.17(b) of the Company
Disclosure Letter, there are no Hazardous Substances in, on, over, under, at or from the Owned Real Property or to the Company's knowledge, at any Leased Real
Property or any Property formerly owned, leased, managed or operated by the
Company or any Subsidiary at concentrations that would materially violate applicable Environmental Laws or would reasonably be likely to result in the imposition of material Environmental Liabilities on the Company or any
Subsidiary.

                  (c) Except as set forth in Section 4.17(c) of the Company
Disclosure Letter, no Owned Real Property nor, to the Company's knowledge, any
Leased Real Property and any Property formerly owned, leased, managed or operated by the Company or any Subsidiary and any real property at which the
Company or any Subsidiary has disposed of Hazardous Substances, is listed or proposed for listing on the National Priorities List pursuant to the
Comprehensive Environmental Response, Compensation and Liability Act, 42. U.S.C.
ss. 9601 et seq., or any similar inventory of sites maintained by any state or locality. Except as set forth in Section 4.17(c) of the Company Disclosure
Letter, neither the Company nor any Subsidiary has received any notice from any
Governmental Authority or third party of, or is currently subject to, any actual or threatened material Environmental Liabilities.

                  (d) Except as set forth in Section 4.17(d) of the Company
Disclosure Letter, to the Company's knowledge, there are no underground storage tanks or Hazardous Substances (other than Hazardous Substances for use in the ordinary course of business that are stored, issued and maintained in accordance and compliance in all material respects with applicable Environmental Laws and which are set forth in Section 4.17(d) of the Company Disclosure Letter) in, on,
under or at the Property.

                  (e) Except as set forth in Section 4.17(e) of the Company
Disclosure Letter, no conditions have arisen at any Owned Real Property since the Company's or any Subsidiary's acquisition of the Owned Real Property that require, or that with the giving of notice or the passage of time or both will reasonably likely require, remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws. Except as set forth in Section
4.17(e) of the Company Disclosure Letter, to the Company's knowledge, no conditions have arisen at any Leased Real Property since the Company's lease of the Leased Real Property that require, or that with the giving of notice or the passage of time or both will reasonably be likely to require, remedial or corrective action, removal, monitoring or closure pursuant to the Environmental
Laws.

                                       35

                  (f) Except as set forth in Section 4.17(f) of the Company
Disclosure Letter, neither the Company nor any Subsidiary has contractually or, to the Company's knowledge, by operation of law assumed or succeeded to any
Environmental Liabilities of any predecessors or any other person.

                  (g) The Company has provided to Parent all material written environmental reports, assessments, audits, studies, investigations, data,
Environmental Permits and other written environmental or worker health and safety information in its custody, possession or control concerning the Company, the Subsidiaries and the Property.

                  (h) The representations in this Section 4.17, Sections 4.06(a)
and 4.07 are the sole and exclusive representations and warranties concerning environmental matters, environmental compliance or the environmental condition of the Property.

                SECTION 4.18 BROKERS. Except as provided in the agreement, dated
May 3, 2007, between the Company and Piper Jaffray & Co., a true and complete copy of which has been delivered to Parent, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

                SECTION 4.19  INSURANCE.

                  (a) Section 4.19(a) of the Company Disclosure Letter contains a true and complete list of all insurance policies (including policies providing property, liability, workers' compensation, and bond & surety arrangements) and other forms of insurance required by Law, owned or held by or for the benefit of the Company or any Subsidiary or for the benefit of their respective directors, officers or employees (the "Policies"). True and complete copies of the Policies have been furnished or made available to Parent. The Policies are of such types and in such amounts and for such risks, casualties and contingencies as is reasonable based upon the business of the Company and the Subsidiaries, as currently conducted.

                  (b) Section 4.19(b) of the Company Disclosure Letter contains a true and complete list of all pending claims in excess of $100,000 made pursuant to each of the Policies or pursuant to any predecessor policy and identifies any claims made pursuant to such policies where coverage was denied by the insurer. The aggregate amount of all pending claims of $100,000 or less made pursuant to each of the Policies or pursuant to any predecessor policy is less than $100,000. Other than as set forth in Section 4.19(b) of the Company
Disclosure Letter, there is no claim under any Policy as to which coverage has been denied or disputed by the applicable insurer or in respect of which such insurer has reserved its rights.

                  (c) Each Policy is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect. Neither the Company nor any Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under any Policy. To

                                       36

the Company's knowledge, no insurer on any Policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

                  (d) No notice of cancellation or termination has been received with respect to any Policy and there are no historical gaps in coverage nor have policy limits been exhausted or significantly diminished.

                  (e) The Policies are sufficient for compliance with all
requirements of Law and of all contracts to which the Company or the
Subsidiaries are parties or otherwise bound.

                  (f) After the Effective Time, the Company shall continue to have coverage under the Policies with respect to events occurring prior to the
Effective Time and the Company or the Subsidiaries will be entitled to the benefit of the Policies.

                  (g) After the Effective Time, no premiums or other payments will be due in respect of the Policies for periods prior to the Effective Time.

                SECTION 4.20 SUPPLIERS AND RETAILERS. Section 4.20 of the
Company Disclosure Letter sets forth a complete and accurate list of the twenty suppliers with the greatest dollar volume of sales to the Company and the
Subsidiaries and the twenty retailers with the greatest dollar volume of purchases from the Company and its Subsidiaries, in each case during the fiscal year ended December 31, 2006, showing the approximate total purchases and sales in dollars by the Company and the Subsidiaries from each such vendor and to each such retailer during such fiscal year. Since January 1, 2006, to the Company's knowledge, there has been no material adverse change in the business relationship of the Company or any of the Subsidiaries with any vendor or retailer named on Section 4.20 of the Company Disclosure Letter.

                SECTION 4.21 TANGIBLE PERSONAL PROPERTY. Except as could not reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect, the Company and the Subsidiaries have legal and valid title to, or in the case of leased assets and properties, valid and subsisting leasehold interests in, all of the material tangible personal assets and properties used or held for use by the Company and the Subsidiaries in connection with the conduct of the business of the Company and the Subsidiaries, free and clear of all Encumbrances other than Permitted Encumbrances. Except as could not reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect, all tangible personal property is in good condition, ordinary wear and tear excepted.

                SECTION 4.22 INVENTORIES. The inventories of the Company and its
Subsidiaries consist in all material respects of items of a quantity and quality usable or saleable in the ordinary course of business net of reserves. All of such inventories were acquired in the ordinary course of business and have been replenished in all material respects in the ordinary course of business. All such inventories are valued in accordance with GAAP applied on a basis consistent with the Company's past practices, and provision has been made or reserves have been established in each case in an amount believed by the Company as of the date of this Agreement to be adequate, for all slow-moving, obsolete or unusable inventories.

                                       37

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      As an inducement to the Company to enter into this Agreement, Parent and
Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

                SECTION 5.01 CORPORATE ORGANIZATION. Each of Parent and Merger
Sub is an entity duly organized, validly existing and in good standing under the
Laws of the State of Delaware and has the requisite limited liability company or corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

                SECTION 5.02 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of
Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and
Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors'
rights generally and by principles of equity regarding the availability of remedies.

                SECTION 5.03 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by Parent and
Merger Sub do not, and the consummation of the Transactions will not,

                        (i) conflict with or violate the certificate of
incorporation or by-laws or other organizational or governing documents of either Parent or Merger Sub,

                        (ii) assuming that all consents, approvals,
authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or

                        (iii) result in any breach or violation of, or
constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an
Encumbrance on any property or asset of Parent or Merger Sub pursuant to, any contract, Permit or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected,

                                       38

except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Transactions or otherwise prevent Parent or Merger Sub from performing its obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by Parent and
Merger Sub do not, and the performance of this Agreement by Parent and Merger
Sub will not, require any consent, approval, authorization or Permit of, or filing with, or notification to, any Governmental Authority, except where the failure to obtain such consents, approvals, authorizations or Permits, or to make such filings or notifications, would not prevent or delay consummation of the Transactions, or otherwise prevent Parent or Merger Sub from performing its obligations under this Agreement or for:

                        (i) applicable requirements, if any, of the
Exchange Act,

                        (ii) the filing with the SEC of the Proxy Statement,

                        (iii) any filings required under the rules and
regulations of the NASD, and

                        (iv) filing and recordation of appropriate merger
documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any Subsidiary is qualified to do business.

                SECTION 5.04 PROXY STATEMENT. None of the information supplied by Parent or Merger Sub in writing for inclusion in the Proxy Statement shall, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                SECTION 5.05 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was
formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

                SECTION 5.06 OWNERSHIP OF COMPANY EQUITY INTERESTS. As of the
date of this Agreement, neither Parent nor Merger Sub is the beneficial owner of any Equity Interests of the Company.

                SECTION 5.07 SUFFICIENT FUNDS. Parent has delivered to the
Company true and complete copies of the Wells Fargo Century Inc. Letter, dated as of the date hereof, by and among Wells Fargo Century Inc., Parent and Merger
Sub (the "First Debt Letter"), the Ore Hill Fund L.P. Letter, dated as of the date hereof, by and among Ore Hill Fund L.P., Parent and Merger Sub (the "Second
Debt Letter") and the Chase Capital Letter, dated as of the date hereof, by and among the Chase Capital business unit of JPMorgan Chase & Co., Parent and Merger
Sub (the "Third Debt Letter" and, together with the First Debt Letter and the
Second Debt Letter, the "Debt Commitment Letters") and the commitment letters, dated as of the date hereof, between Merger Sub and The Hidary Group, LLC,
Seneca Capital Investments LLC, Boxing 2000 LLC, Gracie Capital and Middlegate
Securities Ltd. (the "Equity Commitment Letters" and, together with the Debt

                                       39

Commitment Letters, the "Commitment Letters", the financing to be provided thereunder is referred to herein as the "Financing"). The aggregate proceeds of the Financing are in an amount sufficient to consummate the Transactions, including to pay the aggregate Merger Consideration, and to pay all related fees and expenses. As of the date hereof, none of the Commitment Letters has been withdrawn, and there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than those set forth in the Commitment Letters. Subject to receipt of the aggregate proceeds of the
Financing, at the Effective Time, Parent and Merger Sub will have sufficient cash and cash equivalent resources available to pay the aggregate Merger
Consideration pursuant to the Transactions.

                SECTION 5.08  INVESTIGATION BY PARENT AND MERGER SUB.  Each
of Parent and Merger Sub

                  (a) acknowledges that, except as set forth in this Agreement, none of the Company, its Subsidiaries or any of their respective directors, officers, employees, Affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or
Merger Sub or their respective Representatives prior to the execution of this
Agreement; and

                  (b) agrees, to the fullest extent permitted by Law (except with respect to claims of fraud), that none of the respective directors, officers, employees, stockholders, Affiliates, or Representatives of the Company or its Subsidiaries shall have any liability or responsibility whatsoever to
Parent and Merger Sub on any basis (including, in contract, tort or otherwise)
based upon any information provided or made available or statements made, to
Parent or Merger Sub prior to the execution of this Agreement.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

                SECTION 6.01 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE
MERGER.

                  (a) Between the date of this Agreement and the Effective Time, except as set forth in Section 6.01(a) of the Company Disclosure Letter or as
specifically required by another provision of this Agreement, the Company shall, and shall cause each Subsidiary to, (i) conduct its business in, and not take any action except in, the ordinary course of business; and (ii) use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the
Subsidiaries, and to preserve, in all material respects, the current relationships of the Company and the Subsidiaries with customers, franchisees, licensees, suppliers and other persons with which the Company or any Subsidiary has business relations.

                  (b) Without limiting the foregoing, except as required by this
Agreement or as disclosed in Section 6.01(b) of the Company Disclosure Letter,
neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do or agree to do, any of the following without the prior written consent of Parent:

                                       40

                        (i) make, revoke or change any Tax election, change
any method of Tax accounting, settle, compromise or incur any liability for
Taxes, fail to timely file any Tax Return that is due, file any amended Tax
Return or claim for refund, surrender any right to claim a Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;

                        (ii) change the accounting principles used by it
unless required by a change in GAAP or any Governmental Authority;

                        (iii) (A) except for short-term borrowings incurred
in the ordinary course of business under the existing credit facility, incur or guarantee indebtedness for borrowed money or commit to borrow money, (B)
guarantee any indebtedness of another person, (C) enter into any "keep well" or other contract to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (D) make any loans or cancel, release or assign any indebtedness to any person;

                        (iv) make any capital expenditure in excess of
$1,200,000 in the aggregate;

                        (v) subject to clause (xi), acquire, lease or
license from any person (by merger, consolidation, acquisition of stock or assets or otherwise) or sell, lease, license, dispose or effect an Encumbrance
(by merger, consolidation, sale of stock or assets or otherwise), of any assets other than inventory in the ordinary course of business;

                        (vi) change any compensation arrangement or contract
with any present or former Employee (except for increases in the base salaries of employees other than officers or senior managers in the ordinary course of business), officer, director, consultant, stockholder or other service provider of the Company or any Subsidiary or grant any severance or termination or change in control pay to any such present or former Employee, officer, director, consultant, stockholder or other service provider or increase any benefits payable under any severance or termination or change in control pay policies or establish, amend or terminate any Plan or increase benefits made or proposed to be made under such Plan, except as required by applicable Law or grant any
Company Stock Awards or other awards under any Company Stock Award plan, other than (A) required pursuant to the terms of any Plan as in effect on the date of this Agreement or (B) required by Law;

                        (vii) declare, set aside or pay any dividend or make
any other distribution with respect to Equity Interests of the Company or any
Subsidiary, or otherwise make any payments to stockholders in their capacity as such, other than dividends declared or paid by any Subsidiary to any other wholly owned Subsidiary or to the Company;

                        (viii) effect a "plant closing" or "mass
layoff," as those terms are defined in the Worker Adjustment and Retraining
Notification Act;

                        (ix) (i) except as otherwise required pursuant to an
existing contract set forth on Section 4.03(a) of the Company Disclosure
Schedule, issue, deliver, sell, pledge, transfer, convey, dispose or permit the imposition of an Encumbrance on any Equity Interests, or any options, warrants, securities exercisable, exchangeable or convertible into or other rights award,

                                       41

unit or contracts of any kind relating to any Equity Interest or any Right or
Voting Debt other than the issuance of Shares upon the exercise of Company Stock
Awards outstanding as of the date of this Agreement, (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Equity Interests or (iii) split, combine, subdivide or reclassify any Equity Interests;

                        (x) enter into any contract (i) with an Affiliate,
(ii) other than in the ordinary course of business, (iii) that would have been set forth on Section 4.14(a) of the Company Disclosure Letter if in effect on the date of this Agreement or (iv) that amends, extends or terminates any of the contracts set forth on Section 4.14(a) of the Company Disclosure Letter;

                        (xi) enter into any contract providing for the sale
of Intellectual Property;

                        (xii) subject to Section 7.03, modify, amend or
terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement or non-competition agreement or standstill contracts that relate to a business combination involving the Company or any of the Subsidiaries;

                        (xiii) take any action to render inapplicable,
or to exempt any third party from, any Takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares;

                        (xiv) lease, license, mortgage, hypothecate, pledge,
sell, sublease, grant any material Encumbrance affecting and/or transfer any interest on any Owned Real Property or Leased Real Property, or enter into any amendment, extension or termination of any leasehold interest in any Leased Real
Property or create any new leasehold interest in any Leased Real Property;

                        (xv) except as set forth in Section 7.03, take any
action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                        (xvi) make any acquisition of, capital contributions
to, or investment in, assets or stock of any person (other than any wholly owned
Subsidiary) (whether by way of merger, consolidation, tender offer, share exchange or other activity);

                        (xvii) merge or consolidate with any person
(other than mergers among wholly owned Subsidiaries;

                        (xviii) establish, adopt, enter into or
materially amend any collective bargaining contract;

                        (xix) waive, release, assign, settle or compromise
any material claims, or any material litigation or arbitration;

                        (xx) satisfy, discharge, waive or settle any
material liabilities, other than in the ordinary course of business;

                                       42

                        (xxi) fail to maintain in full force and effect or
fail to use commercially reasonable efforts to replace or renew insurance policies existing as of the date of this Agreement;

                        (xxii) amend the certificate of incorporation or
by-laws of the Company;

                        (xxiii) do any other thing that would have
required disclosure under Section 4.08; or

                        (xxiv) enter into any contract by the Company or
any of the Subsidiaries to do any of the foregoing.

Notwithstanding the foregoing, Parent and Merger Sub acknowledge that the
Company may enter into licenses in the ordinary course of business on terms determined in good faith by the Company to be fair and reasonable to the
Company.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                SECTION 7.01 SPECIAL MEETING; PROXY STATEMENT. As promptly as practicable following the execution of this Agreement (but in any event, in the case of Section 7.01(b) within 10 business days), the Company, acting through its Board, shall, in accordance with applicable Law:

                  (a) duly call, give notice of, convene and (unless this
Agreement has been terminated) hold a special meeting of its stockholders (the
"Special Meeting" for the purposes of considering and taking action upon the approval and adoption of this Agreement and the Transactions, including adjourning such meeting for up to ten (10) business days to obtain such approval:

                        (i) use reasonable best efforts to solicit the
approval of this Agreement by the stockholders of the Company,

                        (ii) except to the extent that the Board shall have
withdrawn or modified its approval or recommendation of this Agreement as permitted by Section 7.03, include in the Proxy Statement the Board's declaration of the advisability of this Agreement and its recommendation to the stockholders of the Company that they adopt this Agreement and approve the
Transactions, and shall include disclosure regarding the approval of the Board;
and

                        (iii) without limiting the generality of the
foregoing, the Company agrees that its obligations under this Section 7.01(a)
shall not be affected by the commencement, public proposal, public disclosure or other communication to the Company or any other person of any Acquisition
Proposal.

                  (b) prepare and file with the SEC a preliminary proxy
statement relating to the Transactions and this Agreement and obtain and furnish the information required to be included by the SEC therein and, after

                                       43

consultation with Parent, respond as promptly as reasonably practicable to any comments made by the SEC with respect to the preliminary proxy statement
(including filing as promptly as reasonably practicable any amendments or supplements thereto necessary to be filed in response to any such comments or as required by Law), use its reasonable best efforts to have the SEC confirm that it has no further comments and cause a definitive proxy statement, including any amendments or supplements thereto (the "Proxy Statement"), to be mailed to its stockholders at the earliest practicable date after the date that the SEC confirms it has no further comments, provided that no amendments or supplements to the Proxy Statement will be made by the Company without prior consultation with Parent and its counsel; and

                  (c) notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Company shall give Parent a reasonable opportunity to comment on any correspondence with the SEC or its staff or any proposed material to be included in the Proxy Statement prior to transmission to the SEC or its staff and shall not, unless required by Law, transmit any such material to which Parent reasonably objects. If at any time prior to the Special Meeting there shall be discovered any information that should be set forth in an amendment or supplement, after obtaining the consent of Parent to such amendment or supplement (which consent shall not be unreasonably withheld or delayed), the Company shall promptly transmit such amendment or supplement to its stockholders.

                SECTION 7.02 ACCESS TO INFORMATION; CONFIDENTIALITY.

                  (a) From the date of this Agreement to the Effective Time and in compliance with applicable Laws, the Company shall, and shall cause the
Subsidiaries and the officers, directors, employees, auditors, investment bankers, counsel, agents and other representatives ("Representatives") of the
Company and the Subsidiaries to afford the Representatives of Parent and Merger
Sub reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the
Company and each Subsidiary, and shall furnish Parent and Merger Sub with such financial, operating and other data and information as Parent or Merger Sub, through its officers, employees or agents, may reasonably request.

                  (b) Without limiting the foregoing,

                        (i) Parent and its Representatives (including its
financing sources) shall have the right to conduct appraisal (including appraisal of the Company's trademarks and other Intellectual Property) and environmental and engineering inspections of each of the Company's properties.
With respect to environmental matters, Parent shall have the right to retain a consultant to undertake environmental assessments of the Property. The Company shall provide access to the Real Property for the conduct of the environmental assessments, and shall provide to the environmental consultant all known and available environmental and worker health and safety information and documentation concerning any environmental matters pertaining to the Company, any of the Subsidiaries or the Property.

                                       44

                        (ii) The Company shall furnish to Parent the
following financial information (all to be prepared in accordance with GAAP consistently applied): (i) as soon as available but in any event within 30 days of each calendar month (or within 45 days of a calendar month that coincides with the end of the Company's fiscal year) the unaudited consolidated balance sheets and income statements of the Company, showing its financial condition as of the close of such month and the results of operations during such month and for the then elapsed portion of the Company's fiscal year, in each case, setting forth the comparative figures for the corresponding month in the prior fiscal year and the corresponding elapsed portion of the prior fiscal year; (ii) profit and loss statements for each of the Company's sporting goods equipment and licensed products divisions, showing the respective financial condition as of the close of such month and the results of operations during such month and for the then elapsed portion of the Company's fiscal year, in each case, setting forth the comparative figures for the corresponding month in the prior fiscal year and the corresponding elapsed portion of the prior fiscal year; and (iii)
all documents filed with or submitted to the SEC by the Company simultaneously with such filing or submission. In addition, the Company shall promptly notify
Parent of any negotiations regarding contracts or licenses with respect to the
Company's Intellectual Property, shall provide Parent with information regarding the parties thereto and material terms and conditions thereof, and shall promptly update Parent regarding the status of such negotiations.

                  (c) All information obtained by Parent or Merger Sub pursuant to this Section 7.02 shall be kept confidential in accordance with the confidentiality agreement, dated May 9, 2007 (the "Confidentiality Agreement"), between M. Hidary & Company, Inc. and the Company.

                  (d) No investigation pursuant to this Section 7.02 or
otherwise shall affect or be deemed to modify any representation or warranty in this Agreement of any party hereto.

                SECTION 7.03  SOLICITATION.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m., New York City time, on July 1, 2007 (the "Go-Shop
Period End Date"), the Company and its Subsidiaries and their respective
Representatives shall have the right, acting under the direction of the Board, to directly or indirectly: (i) initiate, solicit and encourage Acquisition
Proposals, including by way of public disclosure and by way of providing access to non-public information to any person (each a "Solicited Person") pursuant to
(but only pursuant to) one or more Acceptable Confidentiality Agreements;
provided, that the Company shall promptly provide to Parent any material non-public information concerning the Company or its Subsidiaries that is provided to any Solicited Person given such access which was not previously provided to Parent; and (ii) enter into and maintain, or participate in, discussions or negotiations with respect to Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

                                       45

                  (b) Subject to Section 7.03(c), from the Go-Shop Period End
Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article IX, none of the Company, its Subsidiaries or any of their respective Representatives shall, directly or indirectly, (i) initiate, solicit or encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to any Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, or (ii) approve or recommend, or propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an Acquisition
Proposal or enter into any agreement or agreement in principle requiring the
Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or propose or agree to do any of the foregoing. Notwithstanding the foregoing, the Company may continue to take any of the actions described in clauses (i) and (ii) above from and after the Go-Shop Period End Date with respect to any party that has made a bona fide Acquisition Proposal prior to the Go-Shop Period End Date and with whom the
Company is having ongoing discussions or negotiations as of the Go-Shop Period
End Date regarding a bona fide Acquisition Proposal, in each case, to the extent the requirements of Section 7.03(c)(i) can be satisfied on the Go-Shop Period
End Date with respect to such Acquisition Proposal (each such party, an
"Excluded Party"). Notwithstanding anything contained in this Section 7.03 to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement immediately at such time as the Acquisition
Proposal made by such party is withdrawn, is terminated or expires or fails to satisfy the requirements of Section 7.03(c)(i). Subject to Section 7.03(c)(i),
at the Go-Shop Period End Date, other than with respect to Excluded Parties, the
Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Solicited Person conducted theretofore by the Company, any of its Subsidiaries or any of their respective
Representatives with respect to any Acquisition Proposal and use its (and will cause its Subsidiaries and their respective Representatives to use their) best efforts to cause to be returned or destroyed all confidential information provided or made available to such Solicited Person on behalf of the Company or any of its Subsidiaries.

                  (c)

                        (i) Notwithstanding anything to the contrary
contained in Section 7.03(b), if at any time following the Go-Shop Period End
Date and prior to obtaining the Requisite Stockholder Vote, the Company has otherwise complied with its obligations under this Section 7.03 and the Company has received a written Acquisition Proposal from a third party that the Board believes in good faith to be bona fide and the Board determines in good faith, after consultation with its independent financial advisors and outside counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal, then the Company may (A) furnish information with respect to the Company and its Subsidiaries to the person making such
Acquisition Proposal and (B) participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal;
provided, that the Company (x) shall not, and shall not allow Representatives to, disclose any material non-public information to such person without entering into an Acceptable Confidentiality Agreement, and (y) will promptly provide or

                                       46

make available to Parent any material non-public information concerning the
Company or its Subsidiaries provided to such other person which was not previously provided to Parent.

                        (ii) Notwithstanding anything to the contrary
contained in Section 7.03(b), prior to obtaining the Requisite Stockholder Vote, the Company shall be permitted to take the actions described in clauses (A) and
(B) above with respect to any Excluded Party.

                        (iii) From and after the Go-Shop Period End Date, the
Company shall promptly (and in any event within one business day) notify Parent if it receives an Acquisition Proposal from a person or group of related persons including the material terms and conditions thereof and the identity of the person making such Acquisition Proposal and shall keep Parent apprised and, at
Parent's request, shall update Parent as to the status and any material developments, discussions and negotiations concerning such Acquisition Proposal.
Without limiting the foregoing, the Company shall promptly (and in any event within one business day) notify Parent orally and in writing if it determines to begin providing information or to engage in negotiations concerning an
Acquisition Proposal from a person or group of related persons pursuant to this
Section 7.03(c). Within two business days of the Go-Shop Period End Date, the
Company shall provide the identity of the Excluded Parties to Parent and shall provide Parent with a summary of the material terms and conditions of
Acquisition Proposals by such Excluded Parties.

                  (d) Neither the Board nor any committee thereof shall directly or indirectly (i) withdraw or modify in a manner adverse to Parent or Merger
Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or
Merger Sub, its recommendation in favor of the Merger or (ii) take any other action or make any other public statement in connection with the Company
Stockholder Meeting inconsistent with such recommendation; provided, that at any time prior to obtaining the Requisite Stockholder Vote, if the Company receives an Acquisition Proposal which the Board of Directors of the Company concludes in good faith constitutes a Superior Proposal, the Board of Directors of the
Company may (i) cause the Company to terminate this Agreement pursuant to
Section 9.01(g) to concurrently enter into a definitive agreement with respect to such Superior Proposal or (ii) withdraw or modify its approval of this
Agreement or its recommendation that the Company's stockholders adopt this
Agreement and approve the Transactions if, in each case, the Board determines in good faith, after consultation with outside counsel, that failure to take such action would violate its fiduciary duties under applicable Law; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (i) and any purported termination pursuant to the foregoing clause (i) shall be void and of no force and effect, unless prior to such termination the Company pays the Termination Fee payable pursuant to Section
9.03, the Company has complied with this Section 7.03 and such Acquisition
Proposal continues to constitute a Superior Proposal; and provided, further, that the Company may not terminate this Agreement pursuant to the foregoing clause (i) and the Board may not effect a withdrawal or modification of its approval of this Agreement pursuant to the foregoing clause (ii) unless the
Company shall have provided prior written notice to Parent, at least four business days in advance (the "Notice Period"), of its intention to withdraw or modify its approval of this Agreement or terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, which notice shall include a written summary of the material terms and conditions of such

                                       47

Superior Proposal (including the identity of the party making such Superior
Proposal), and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and any other material documents relating thereto. During the Notice Period, the
Company shall, and shall cause its Representatives to, negotiate with Parent and
Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this
Agreement, and the Board shall take into account any changes to the financial and other terms of this Agreement proposed by Parent in response to any such written notice by the Company or otherwise, so that the Acquisition Proposal ceases to constitute a Superior Proposal (it being understood and agreed that any amendment to the financial terms or other term of such Superior Proposal shall require a new written notice by the Company and a new four-business day period).

                  (e) Nothing contained in this Section 7.03 or elsewhere in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act; provided, that any such disclosure (other than a "stop, look and listen" letter or similar communication of the type contemplated by
Rule 14d-9(f) under the Exchange Act) shall be deemed to be a withdrawal of the
Board's recommendation in favor of this Agreement pursuant to Section 7.03(d)
unless the Board expressly publicly reaffirms in such disclosure its recommendation in favor of the adoption of this Agreement.

                  (f) The Company acknowledges and agrees that any violations of the restrictions set forth in this Section 7.03 by any Representative of the
Company or any of its Subsidiaries, shall be deemed to be a breach of this
Section 7.03 by the Company.

                  (g) The Company shall not, directly or indirectly, pay,
reimburse or otherwise assume liability for, or agree or commit to pay, reimburse or otherwise assume liability for, any fees or expenses of any
Excluded Party or any other person with whom the Company holds discussions or to whom the Company provides information pursuant to this Section 7.03.

                SECTION 7.04 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

                  (a) From and after the Effective Time, the Surviving
Corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable Law (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided, that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director and officer of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission or matters existing or occurring at or prior to the Effective Time, including the Transactions, to the same extent as provided in the certificate of incorporation or bylaws of the Company, or any other applicable contract, in effect on the date hereof.

                                       48

                  (b) For six years from the Effective Time, the Surviving
Corporation shall maintain in effect for the benefit of the directors and officers of the Company currently covered by the officers' and directors'
liability insurance policies of the Company an insurance and indemnification policy with an insurer with a Standard & Poor's rating of at least A that provides coverage for acts or omissions occurring prior to the Effective Time
(the "D&O Insurance") covering each such person on terms with respect to coverage and in amounts no less favorable than those of the Company's directors'
and officers' insurance policy in effect on the date of this Agreement;
provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual premium currently paid by the Company for such coverage; provided, further, that if the annual premiums for such insurance coverage exceed 300% of such annual premium, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. The Surviving Corporation may satisfy its obligations under this Section 7.04(b) by purchasing a "tail" policy from an insurer with a Standard & Poor's rating of at least A under the
Company's existing directors' and officers' insurance policy, that (i) has an effective term of six years from the Effective Time, (ii) covers each director and officer currently covered by the Company's directors' and officers'
insurance policy in effect on the date of this Agreement for actions and omissions occurring on or prior to the Effective Time, and (iii) contains terms that are no less favorable than those of the Company's directors' and officers'
insurance policy in effect on the date of this Agreement.

                  (c) The certificate of incorporation and bylaws of the
Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the certificate of incorporation and bylaws, respectively, of the Company, unless any modification thereof shall be required by Law and then such modification shall be made only to the minimum extent required by such Law, which provisions shall not be amended, repealed or otherwise modified, except as provided in this Section 7.04(c), for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors or officers of the Company or any of its Subsidiaries.

                  (d) The provisions of this Section 7.04 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  (e) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party or any other party covered by directors' and officers' liability insurance, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 7.04 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

                  (f) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.04.

                                       49

                SECTION 7.05  FURTHER ACTION; REASONABLE BEST EFFORTS.

                  (a) Each party shall keep the others apprised of the content and status of any communications with, and communications from, any Governmental
Authority with respect to the Merger and the Transactions. To the extent practicable and permitted by a Governmental Authority, each party hereto shall permit representatives of the other party to participate in meetings (whether by telephone or in person) with such Governmental Authority.

                  (b) Notwithstanding anything to the contrary in this
Agreement, in connection with obtaining any approval or consent from any person with respect to the Merger, (i) without the prior written consent of Parent
(which shall not be unreasonably withheld or delayed), none of the Company or any of its Subsidiaries shall pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability due to such person and (ii) no party or its
Affiliates shall be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or to incur any liability; provided, however, that such party shall give the other parties hereto the opportunity to make such payments.

                SECTION 7.06 PUBLIC ANNOUNCEMENTS. Parent and the Company agree that no public release or announcement concerning the Transactions or the Merger shall be issued by either party without the prior consent of the other party
(which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance;
provided, however, that each of Parent and the Company may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous public releases or announcements made by Parent or the Company in compliance with this Section
7.06 and do not reveal non-public information regarding the other party.

                SECTION 7.07 CONFIDENTIALITY AGREEMENT. The Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the consummation of the Transactions. At the Effective Time, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto. If this Agreement is terminated, each party shall return to the other party or destroy any documents furnished by the other party and all copies thereof any of them may have made and will hold in confidence any information obtained from the other party except to the extent (a) such party is required to retain or disclose such information by applicable Law or such retention or disclosure is necessary in connection with the pursuit or defense of a claim, (b) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure or (c) such information becomes generally available to the public other than by breach of this Section 7.07. Prior to any disclosure of information pursuant to the exception in clause (a) of the preceding sentence, the party intending to disclose such information shall so notify the party that provided such information in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

                                       50

                SECTION 7.08 FINANCING. The Company agrees to provide, and shall cause the Subsidiaries and its and their Representatives to provide, all reasonable cooperation in connection with the arrangement of any financing sources as may be reasonably requested by Parent, including

                  (a) participation in meetings and due diligence sessions,

                  (b) furnishing Parent and its financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by Parent,

                  (c) assisting Parent and its financing sources in the
preparation by Parent or its Representatives of (i) an offering document for any debt raised to complete the Merger and (ii) materials for rating agency presentations,

                  (d) reasonably cooperating with the marketing efforts of
Parent and its financing sources for any debt raised by Parent to complete the
Merger, including by participating in any "road shows," meetings with investors and other selling efforts, and

                  (e) providing and executing documents as may be reasonably requested by Parent.

                SECTION 7.09 ADVICE OF CHANGES. The Company shall promptly advise Parent of any change or event (a) having or that could be reasonably expected to have a Material Adverse Effect or (b) that the Company believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement;
provided, that no such notification shall affect the representations, warranties, covenants or agreements of the Company (or remedies with respect thereto) or the conditions to the obligations of the parties under this
Agreement. The Company shall give prompt written notice to Parent of any notice or other communication (x) from any person and the response thereto of the
Company or the Subsidiaries or its or their Representatives alleging that the consent of such person is or may be required in connection with this Agreement or the Transactions, and (y) from any Governmental Authority and the response thereto of the Company or the Subsidiaries or its or their Representatives in connection with this Agreement or the Transactions.

                SECTION 7.10 ENVIRONMENTAL PERMIT TRANSFER, ASSIGNMENT AND
REISSUANCE. Prior to and after the Effective Time, the Company shall assist Parent in the transfer, assignment or securing of reissuance of any
Environmental Permits and in the provision of any required notice, to the extent necessary for Parent to be capable of continued operation of the Company's business or to the extent that such Environmental Permits are required under applicable Environmental Laws to be transferred, assigned or reissued or notification is required to be provided.

                SECTION 7.11 TRANSFER STATUTES. The Company shall have provided to Parent documentation satisfactory to Parent that the Transactions do not trigger any filing requirement or other action under any environmental transfer

                                       51

statute, including the Connecticut Transfer of Hazardous Waste Establishments
Act (Connecticut General Statutes ss. 22a-134, ET SEQ.) and the New Jersey
Industrial Site Recovery Act (N.J.S.A. ss. 13:1K-6, ET SEQ.), as amended, and any rules or regulations promulgated thereunder.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                SECTION 8.01 CONDITIONS TO THE MERGER. The obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver
(where permissible), at or prior to the Effective Time, of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been
adopted by the requisite affirmative vote of the stockholders of the Company in accordance with the DGCL and the governing documents of the Company.

                  (b) No Order. No Governmental Authority in the United States
shall have enacted, issued, promulgated, enforced or entered any Law or Order
(whether temporary, preliminary or permanent) that is then in effect and has the effect of making the Merger illegal or otherwise restricting, preventing or prohibiting consummation of the Merger.

                SECTION 8.02 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER
SUB. The obligations of Parent and Merger Sub to consummate

the Merger are subject to the satisfaction or waiver (where permissible), at or prior to the Effective Time, of the following additional conditions at or prior to the Effective Time:

                  (a) Representations and Warranties. Each of the
representations and warranties of the Company contained in this Agreement (i)
shall be true and correct as of the date of this Agreement and (ii) shall be true and correct in all material respects as of the Effective Time, as though made at and as of the Effective Time; provided, that (A) with respect to representations and warranties contained in Section 4.03, such representations and warranties shall be true and correct in all respects, (B) representations and warranties that address matters only as of a particular date shall remain true and correct in all respects as of such date, (C) in the case of this clause
(ii) only, all "Material Adverse Effect" qualifications and other qualifications based on the word "material", the word "knowledge" or similar phrases contained in such representations and warranties shall be disregarded and (D) any update of or modification to the Company Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded.

                  (b) Agreements and Covenants. The Company shall have
performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Effective Time.

                  (c) Officer Certificate. The Company shall have delivered to
Parent a certificate, dated the date of the Closing, signed by the President or any executive officer of the Company, certifying in such capacity but not as an individual as to the satisfaction of the conditions specified in Sections
8.02(a) and 8.02(b).

                                       52

                  (d) Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

                  (e) No Restraints. There shall not be instituted or pending or threatened any Action in which a Governmental Authority is challenging the
Merger or the Transactions or seeking to restrain or prohibit consummation of the Merger or the Transactions or seeking to restrain or prohibit, limit or impose restrictions on (or the disposition of any of) the operations of the
Company, Parent or their respective Affiliates, or any material portion of their respective businesses or assets, and all consents, approvals and authorizations
(i) required to be obtained from Governmental Authorities to consummate the
Merger and (ii) from third parties under any contract set forth on Section
4.05(a) of the Company Disclosure Letter, shall have been obtained.

                  (f) Dissenting Shares. The number of shares of Company Common
Stock held by holders demanding appraisal rights, pursuant to the provisions of
Section 262 shall represent less than 12 percent of the outstanding Company
Common Stock as of the Effective Time.

                  (g) Options. The number of shares of Company Common Stock held by holders of Company Stock Awards granted under the 2000 Stock Plan that have not consented to the acceleration of their Company Stock Awards shall represent less than 2.50 percent of the outstanding Company Common Stock as of the
Effective Time.

                SECTION 8.03 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The
obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions, at or prior to the Effective time:

                  (a) Representations and Warranties. Each of the
representations and warranties of Parent and Merger Sub contained in this
Agreement (i) shall be true and correct as of the date of this Agreement and
(ii) shall be true and correct in all material respects as of the Effective
Time, as though made at and as of the Effective Time, provided, that (A)
representations and warranties that address matters only as of a particular date shall remain true and correct in all respects as of such date and (B) in the case of this clause (ii) only, all qualifications based on the word "material"
or similar phrases contained in such representations and warranties shall be disregarded.

                  (b) Agreements and Covenants. Parent and Merger Sub shall have performed, in all material respects, all obligations or complied with, in all material respects, all agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Effective Time.

                  (c) Officer Certificate. Parent shall have delivered to the
Company a certificate, dated the date of the Closing, signed by the President or any executive officer of Parent, certifying in such capacity but not as an individual as to the satisfaction of the conditions specified in Sections
8.03(a) and 8.03(b).

                                       53

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                SECTION 9.01 TERMINATION. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the
Effective Time, notwithstanding any requisite approval and adoption of this
Agreement and the Transactions (the date of any such termination, the
"Termination Date") as follows:

                  (a) By mutual written consent of each of Parent, Merger Sub and the Company duly authorized by the Boards of Directors of Parent, Merger Sub and the Company; or

                  (b) By either Parent, Merger Sub or the Company, by written notice, if (i) the Effective Time shall not have occurred on or before the later of (x) November 30, 2007 and (y) the date that is six weeks following the date on which the Requisite Stockholder Vote is obtained (the "Outside Date";
provided, however, that the right to terminate this Agreement under this Section
9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before such date; or

                  (c) By either Parent, Merger Sub or the Company if any
Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order or applicable Law or taken any other action (including the failure to take an action) that is, in each case, then in effect and is final and nonappealable and has the effect of preventing or prohibiting the consummation of the Merger provided, however, that the right to terminate this
Agreement under this Section 9.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of , or resulted in, any such Order to have been enacted, issued, promulgated, enforced or entered or any such action to have been taken or omitted to be taken; or

                  (d) By written notice of Parent or Merger Sub if any of the following actions or events occur or circumstances exist and whether or not they are permitted by the terms hereof:

                        (i) the Board withholds, withdraws, amends,
modifies or changes its recommendation of the adoption of this Agreement in a manner adverse to Parent or Merger Sub or shall have resolved or publicly proposed to do so (including any disclosure as a result of its fiduciary duty of disclosure having the effect of an adverse modification) or been deemed to have effected such a withdrawal pursuant to Section 7.03(e),

                        (ii) the Board shall have recommended to the
stockholders of the Company an Acquisition Proposal or shall have resolved or publicly proposed to do so or shall have entered into any letter of intent or similar document or any contract accepting any Acquisition Proposal,

                        (iii) the Board fails to reaffirm its recommendation
in favor of the Merger within ten days following a request by Parent at any time when an Acquisition Proposal has been made and not rejected by the Board,

                                       54

                        (iv) the Company shall have breached its obligations
under Section 7.03,

                        (v) a tender offer or exchange offer for five
percent or more of the outstanding shares of Company Common Stock is commenced, and the Board fails to recommend within ten days against acceptance by its stockholders of such tender offer or exchange offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders), or

                        (vi) the Company shall have sold any shares of
Company Common Stock pursuant to the Secondary Offering; or

                  (e) By written notice of Parent or Merger Sub (if Parent is not in material breach of its obligations or its representations and warranties under this Agreement), if there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case that would reasonably be expected to result in a failure of a condition set forth in Section 8.02(a) or 8.02(b) (a "Terminating Company
Breach"); provided, that if such Terminating Company Breach is reasonably curable by the Company within 20 days after the occurrence of such Terminating
Company Breach through the exercise of its reasonable best efforts and for as long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 9.01(e) until the earlier of the expiration of such 20-day period and the Outside Date;

                  (f) By written notice of the Company (if the Company is not in material breach of its obligations or its representations and warranties under this Agreement), if there has been a breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case that would reasonably be expected to result in a failure of a condition set forth in Section 8.03(a) or 8.03(b) (a "Terminating Parent Breach"); provided, that if such Terminating Parent Breach is reasonably curable by Parent within 20 days of the occurrence of such Terminating Parent Breach through the exercise of its reasonable best efforts and for as long as Parent continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this
Section 9.01(f) until the earlier of the expiration of such 20-day period and the Outside Date; or

                  (g) Prior to the approval of this Agreement by the requisite vote of the stockholders of the Company, by written notice of the Company in accordance with Section 7.03(d), if the Board shall have concurrently entered into a definitive agreement with respect to a Superior Proposal; or

                  (h) By Parent, Merger Sub or the Company, if, at the Special
Meeting, the Requisite Stockholder Vote is not obtained.

                SECTION 9.02 EFFECT OF TERMINATION. In the event of the
termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto or any of their respective Affiliates or the directors, officers,

                                       55

employees, agents or Representatives of any of them, and all rights and obligations of each party hereto shall cease, except (i) as set forth in this
Section 9.02 and in Section 9.03 and Article X; and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. Without limiting the foregoing, Sections 7.02(c), 7.06, 7.07, this Section 9.02, Section
9.03 and Article X shall survive the termination of this Agreement.

                SECTION 9.03  FEES AND EXPENSES.

                  (a) Except as otherwise set forth in this Section 9.03, all
Transaction Costs incurred in connection with this Agreement and the
Transactions shall be paid by the party incurring such expenses, whether or not any of the Transactions is consummated. As used in this Agreement, "Transaction
Costs" shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement, the preparation, printing, filing or mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the Transactions.

                  (b) The Company agrees that if this Agreement shall be
terminated by

                        (i) Parent or Merger Sub pursuant to Section
9.01(d) (other than Section 9.01(d)(iii)),

                        (ii) the Company pursuant to Section 9.01(g), or

                        (iii) Parent, Merger Sub or the Company pursuant to
Sections 9.01(b), 9.01(e) or 9.01(h), if prior to such termination an
Acquisition Proposal shall have been made to the Company, publicly announced or otherwise disclosed to the stockholders of the Company and within one year of the date of such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates the transactions contemplated by, or the Board recommends that the Company stockholders approve, adopt or accept, any Acquisition Proposal,

then the Company shall pay Parent the Termination Fee in immediately available funds (x) within two business days after the termination date, in the case of clause (i), (y) prior to such termination, in the case of clause (ii), and (z)
within two business days after the date of the event giving rise to the obligation to make such payment, in the case of clause (iii).

In no event shall payment of more than one Termination Fee be made. In addition, in the event of a termination pursuant to Sections 9.01(e) or 9.01(h), any amounts paid under Section 9.03(d) shall be credited against the Termination
Fee.

                  (c) "Termination Fee" means (i) $3,000,000 if this Agreement is terminated on or prior to the Go-Shop Period End Date and the Company concurrently enters into a definitive agreement with respect to a Superior
Proposal, and (ii) $4,500,000 if this Agreement is terminated on or prior to the
Go-Shop Period End Date for any reason except as described in clause (i) or at any time after the Go-Shop Period End Date.

                                       56

                  (d) If this Agreement is terminated by Parent or Merger Sub, on the one hand, or the Company, on the other hand, pursuant to Section 9.01(h)
or by Parent or Merger Sub pursuant to Section 9.01(e), then the Company shall pay as promptly as possible (but in any event within two business days)
following receipt of an invoice therefor all the actual and reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses and loan commitment fees) actually incurred by Parent and its
Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement, which, in any event, shall not be greater than (x) $350,000 in the event this Agreement is terminated pursuant to Section 9.01(h) and (y) $1,500,000 in the event this Agreement is terminated pursuant to Section 9.01(e), as directed in writing by Parent ("Termination
Expenses"). If a Termination Fee is paid by the Company to Parent at any time after the Company pays Parent Termination Expenses, the Termination Fee shall be reduced by such Termination Expenses previously paid.

                  (e) The Company acknowledges that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this
Agreement and that without these agreements, neither the Company nor Parent would enter into this Agreement. If the Company shall fail to pay the
Termination Fee or Termination Expenses when due, the Company shall reimburse the other party for all costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect such payment was required to be made.

                  (f) Parent agrees that if this Agreement shall be terminated by the Company pursuant to Section 9.01(f), then Parent shall pay the Company
$3,400,000 (the "Parent Termination Fee") in immediately available funds within two business days after the date of the event giving rise to the obligation to make such payment.

                  (g) Notwithstanding anything to the contrary in this
Agreement, the Company's right to receive the Parent Termination Fee pursuant to
Section 9.03(f) shall be the exclusive remedy of the Company against Parent,
Merger Sub or any of their respective Affiliates, stockholders, partners, members, directors, officers, agents or Representatives for any loss suffered as a result of the breach of this Agreement by Parent or Merger Sub or the failure of the Merger to be consummated and, upon payment of the Parent Termination Fee pursuant to Section 9.03(f), none of Parent, Merger Sub or any of their respective Affiliates, stockholders, partners, members, directors, officers, agents or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

                SECTION 9.04 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of
Directors at any time prior to the Effective Time; provided, that, after the adoption of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or that would otherwise by Law require approval of the stockholders of the Company, without approval of such stockholders. This Agreement may only be amended pursuant to a written agreement signed by each of the parties hereto.

                                       57

                SECTION 9.05 WAIVER. At any time prior to the Effective Time, any party hereto may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                    ARTICLE X

                               GENERAL PROVISIONS

                SECTION 10.01 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be, except that the agreements set forth in Articles III and X and Section 7.04 shall survive the Effective Time and those set forth in Sections 7.02(c), 7.06, 7.07, 7.10, 9.02 and 9.03 and
Article X shall survive termination indefinitely.

                SECTION 10.02 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by a recognized overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

            if to Parent or Merger Sub:

                  The Hidary Group LLC
                  10 W. 33rd St., 9th Floor
                  New York, NY  10001
                  Attention: Jack D. Hidary
                  Facsimile: 646-349-4998

                  with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY  10036-8299
                  Attention:  Arnold J. Levine, Esq.
                  Facsimile:  (212) 969-2900

                  if to the Company:

                  Everlast Worldwide Inc.
                  1350 Broadway
                  Suite 2300
                  New York, NY  10018
                  Attention: Seth Horowitz
                  Facsimile: 212-239-4261

                                       58

                  with a copy to:

                  Olshan Grundman Frome
                  Rosenzweig & Wolosky LLP
                  Park Avenue Tower
                  65 East 55th Street
                  New York, NY   10022
                  Attention:  Robert H. Friedman, Esq.
                  Facsimile:  (212) 451-2222

                SECTION 10.03 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

                SECTION 10.04 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes, except as set forth in Section 7.03(c), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, and any assignment without such consent shall be null and void. except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any direct or indirect wholly owned subsidiary of
Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

                SECTION 10.05 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

                SECTION 10.06 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                                       59

                SECTION 10.07 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with, the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court. The parties hereto hereby (a) submit to the exclusive jurisdiction of any Delaware state or federal court for the purpose of any Action arising out of or relating to this
Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the
Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 10.07 and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

                SECTION 10.08 WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement or the Transactions.
Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Action, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section
10.08.

                SECTION 10.09 INTERPRETATION.

                  (a) When a reference is made in this Agreement to an Article, a Section or Exhibit, such reference shall be to an Article of, a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

                  (b) The table of contents and headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (c) Whenever the words "include", "includes" or "including"
are used in this Agreement, they shall be deemed to be followed by the words
"without limitation."

                  (d) The words "hereof," "herein," "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this
Agreement as a whole and not to any particular provision of this Agreement.

                  (e) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                                       60

                  (f) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

                  (g) Any contract, instrument or statute defined or referred to herein or in any contract or instrument that is referred to herein means such contract, instrument or statute as from time to time amended, modified or supplemented (in the case of contracts to the extent permitted hereby), including (in the case of contracts or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
References to a person are also to its permitted successors and assigns.

                SECTION 10.10 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                       61

            IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    HIDARY GROUP ACQUISITIONS, LLC

                                    By: The Hidary Group LLC,
                                        its manager

                                        By /s/ Jack D. Hidary
                                           -------------------------------------
                                           Name:   Jack D. Hidary
                                           Title:

                                    HIDARY GROUP ACQUSITIONS, INC.

                                    By /s/  Jack D. Hidary
                                       -----------------------------------------
                                       Name:   Jack D. Hidary
                                       Title:

                                    EVERLAST WORLDWIDE INC.

                                    By /s/ Seth A. Horowitz
                                       -----------------------------------------
                                       Name:  Seth A. Horowitz
                                       Title: President and
                                              Chief Executive Officer

                      [Signature Page to Merger Agreement]